                                                                    Exhibit 10.4

================================================================================

                                CREDIT AGREEMENT

                                  dated as of

                               September 22, 2000

                                     among

                           SELECT MEDICAL CORPORATION

                         CANADIAN BACK INSTITUTE LIMITED

                            The Lenders Party Hereto

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent
                             for the US Facilities

                      THE CHASE MANHATTAN BANK OF CANADA,
                            as Administrative Agent
                          for the Canadian Facilities

                        BANC OF AMERICA SECURITIES LLC
                             as Syndication Agent

                                      and

                                  CIBC, INC.,
                            as Documentation Agent

                            ______________________

                              CHASE SECURITIES INC.
                        BANC OF AMERICA SECURITIES LLC,
                  as Co-Lead Arrangers and Joint Book Managers

================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I

                                  Definitions

SECTION 1.01. Defined Terms ................................................   2
SECTION 1.02. Classification of Loans and Borrowings .......................  37
SECTION 1.03. Terms Generally ..............................................  37
SECTION 1.04. Accounting Terms; GAAP .......................................  38

                                   ARTICLE II

                                  The Credits

SECTION 2.01. Commitments ..................................................  38
SECTION 2.02. Loans and Borrowings .........................................  39
SECTION 2.03. Requests for Borrowings ......................................  40
SECTION 2.04. Bankers' Acceptances .........................................  41
SECTION 2.05. Letters of Credit ............................................  44
SECTION 2.06. Funding ......................................................  50
SECTION 2.07. Rate Elections ...............................................  51
SECTION 2.08. Termination and Reduction of Commitments .....................  53
SECTION 2.09. Repayment of Loans; Evidence of Debt .........................  54
SECTION 2.10. Amortization of Term Loans and B/As ..........................  56
SECTION 2.11. Prepayment of Loans ..........................................  58
SECTION 2.12. Fees .........................................................  61
SECTION 2.13. Interest .....................................................  62
SECTION 2.14. Alternate Rate of Interest ...................................  64
SECTION 2.15. Increased Costs ..............................................  64
SECTION 2.16. Break Funding Payments .......................................  66
SECTION 2.17. Taxes ........................................................  66
SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs ..  68
SECTION 2.19. Mitigation Obligations; Replacement of Lenders ...............  70
SECTION 2.20. Increase in Revolving Commitments ............................  71

                                  ARTICLE III

                         Representations and Warranties

SECTION 3.01. Corporate Existence and Power ................................  72
SECTION 3.02. Corporate Authorization; No Contravention ....................  73
SECTION 3.03. Governmental Authorization ...................................  73

SECTION 3.04. Binding Effect ................................................ 74
SECTION 3.05. Litigation .................................................... 74
SECTION 3.06. No Default .................................................... 74
SECTION 3.07. ERISA Compliance .............................................. 74
SECTION 3.08. Use of Proceeds; Margin Regulations ........................... 75
SECTION 3.09. Title to Properties ........................................... 75
SECTION 3.10. Taxes ......................................................... 76
SECTION 3.11. Financial Condition ........................................... 76
SECTION 3.12. Environmental Matters ......................................... 77
SECTION 3.13. Collateral Documents .......................................... 78
SECTION 3.14. Regulated Entities ............................................ 78
SECTION 3.15. Copyrights, Patents, Trademarks and Licenses, Etc. ............ 78
SECTION 3.16. Subsidiaries .................................................. 79
SECTION 3.17. Insurance ..................................................... 79
SECTION 3.18. Solvency ...................................................... 79
SECTION 3.19. Full Disclosure ............................................... 79
SECTION 3.20. Subordination of Certain Indebtedness ......................... 80
SECTION 3.21. Canadian Pension and Benefit Plans. ........................... 80

                                   ARTICLE IV

                                   Conditions

SECTION 4.01. Effective Date ................................................ 80
SECTION 4.02. Each Credit Event ............................................. 83

                                   ARTICLE V

                             Affirmative Covenants

SECTION 5.01. Financial Statements .......................................... 84
SECTION 5.02. Certificates; Other Information ............................... 85
SECTION 5.03. Notices ....................................................... 86
SECTION 5.04. Preservation of Corporate Existence, Etc....................... 88
SECTION 5.05. Maintenance of Property ....................................... 89
SECTION 5.06. Insurance ..................................................... 89
SECTION 5.07. Payment of Obligations ........................................ 90
SECTION 5.08. Compliance with Laws .......................................... 90
SECTION 5.09. Compliance with ERISA ......................................... 90
SECTION 5.10. Inspection of Property and Books and Records .................. 90
SECTION 5.11. Environmental Laws ............................................ 91
SECTION 5.12. Further Assurances ............................................ 91
SECTION 5.13. Acquisitions; Dispositions .................................... 92
SECTION 5.14. Fiscal Year ................................................... 93
SECTION 5.15. Interest Rate Protection; Hedging Agreements .................. 93
SECTION 5.16. Real Estate Leases ............................................ 93

SECTION 5.17. Canadian Pension and Benefit Plans ............................  93

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01. Limitation on Liens ...........................................  94
SECTION 6.02. Disposition of Property .......................................  97
SECTION 6.03. Consolidations and Mergers ....................................  98
SECTION 6.04. Loans and Investments .........................................  98
SECTION 6.05. Limitation on Indebtedness .................................... 101
SECTION 6.06. Transactions with Affiliates .................................. 102
SECTION 6.07. Use of Proceeds ............................................... 102
SECTION 6.08. Contingent Obligations ........................................ 102
SECTION 6.09. Joint Ventures ................................................ 103
SECTION 6.10. Lease Obligations ............................................. 103
SECTION 6.11. Restricted Payments ........................................... 104
SECTION 6.12. ERISA ......................................................... 105
SECTION 6.13. Change in Business ............................................ 105
SECTION 6.14. Accounting Changes ............................................ 105
SECTION 6.15. Subordinated Indebtedness ..................................... 105
SECTION 6.16. Financial Covenants ........................................... 106

                                  ARTICLE VII

                               Events of Default

SECTION 7.01. Event of Default .............................................. 108
SECTION 7.02. Remedies ...................................................... 112

                                  ARTICLE VIII

                                     Agents

                                   ARTICLE IX

                                 Miscellaneous

SECTION 9.01. Notices ....................................................... 115
SECTION 9.02. Waivers; Amendments ........................................... 116
SECTION 9.03. Expenses; Indemnity; Damage Waiver ............................ 118
SECTION 9.04. Successors and Assigns ........................................ 120
SECTION 9.05. Survival ...................................................... 123
SECTION 9.06. Counterparts; Integration; Effectiveness....................... 124
SECTION 9.07. Severability .................................................. 124
SECTION 9.08. Right of Setoff ............................................... 124
SECTION 9.09. Governing Law; Jurisdiction; Consent to

                 Service of Process ......................................... 125
SECTION 9.10. WAIVER OF JURY TRIAL .......................................... 126
SECTION 9.11. Headings ...................................................... 126
SECTION 9.12. Confidentiality ............................................... 126
SECTION 9.13. Interest Rate Limitation ...................................... 127
SECTION 9.14. Releases of Guarantors and Collateral ......................... 127
SECTION 9.15. Liabilities of CBIL ........................................... 128

SCHEDULES:
----------

Schedule 2.01 -- Lenders; Commitments
Schedule 2.05 -  Existine Letters of Credit
Schedule 3.01 -- Exceptions to corporate existence and good
                 standing representation and warranty
Schedule 3.03 -- Governmental Approvals, Etc.
Schedule 3.05 -- Disclosed Matters
Schedule 3.09 -- Mortgage Properties
Schedule 3.12 -- Environmental Matters
Schedule 3.16 -  Subsidiaries/Equity Interests in other Persons
Schedule 3.17 -- Insurance
Schedule 3.20 -- Senior Subordinated Notes and unsecured
                 Indebtedness subordinate to Obligations
Schedule 6.01 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.05 -- Existing Indebtedness
                 A: Seller Notes
                 B: Other Indebtedness

EXHIBITS:
---------

Exhibit A    Form of Assignment and Acceptance
Exhibit B    Form of Administrative Questionnaire
Exhibit C    Form of B/A
Exhibit D-1  Form of US Guarantee Agreement
Exhibit D-2  Form of Canadian Guarantee Agreement
Exhibit E-1  Form of US Pledge Agreement
Exhibit E-2  Form of Canadian Pledge Agreement
Exhibit F-1  Form of US Security Agreement
Exhibit F-2  Form of Canadian Security Agreement
Exhibit G    Form of Indemnity, Subrogation and
                  Contribution Agreement
Exhibit H-1  Form of Opinion of Dechert Price & Rhoads
Exhibit H-2  Form of Opinion of Tory's
Exhibit H-3  Form of Opinion of Local Counsel
Exhibit H-4  Form of Opinion of Kirkland & Ellis and
                  Reboul, MacMurray, Hewitt, Maynard & Kristol
Exhibit I    Form of Negative Pledge Agreement
Exhibit J    Form of Perfection Certificate

Exhibit K  Form of Compliance Certificate
Exhibit L  Form of Accession Agreement

                         CREDIT AGREEMENT dated as of




               September 22, 2000, among SELECT MEDICAL CORPORATION, a Delaware corporation (the "Company"); CANADIAN BACK INSTITUTE LIMITED, an Ontario corporation and a wholly owned subsidiary of the Company ("CBIL" and, together with the Company, the ("Borrowers"); the LENDERS party hereto; THE CHASE MANHATTAN BANK, as US Agent and US Collateral Agent; THE CHASE MANHATTAN BANK OF CANADA, as Canadian Agent and Canadian Collateral Agent; BANC OF AMERICA SECURITIES LLC, as Syndication Agent; and CIBC, Inc., as Documentation Agent.

          The Company and CBIL have requested the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) to extend credit in the form of (a) US Term Commitments under which the Company may obtain term loans denominated in US Dollars in an aggregate principal amount not greater than US$158,000,000, (b) Revolving Commitments under which the Company may obtain revolving loans and letters of credit denominated in US Dollars in an aggregate principal amount at any time outstanding that will not result in the aggregate Revolving Exposures exceeding US$55,000,000 and (c) Canadian Term Commitments under which CBIL may obtain term loans denominated in Canadian Dollars in an aggregate principal amount not greater than C$25,279,000. The proceeds of Term Borrowings hereunder are to be used to refinance amounts outstanding under the Existing Credit Agreements and, to the extent such proceeds exceed such amounts, for general corporate purposes of the Borrowers and their subsidiaries. The proceeds of Revolving Borrowings and Letters of Credit issued hereunder are to be used for general corporate purposes of the Borrowers and their subsidiaries, including working capital and capital expenditures.

          The Lenders are willing to establish the credit facilities referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                                                               2
                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01. Defined Terms. As used in this Agreement, the following
                        --------------
terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.

          "Accession Agreement" means an Accession Agreement substantially in
           -------------------
the form of Exhibit L among a Prospective Revolving Lender, the Company and the US Agent.

          "Acquisition" means any transaction or series of related transactions
           -----------
for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger, consolidation, amalgamation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the surviving entity is the Company or a Subsidiary.

          "Adjusted EBITDA" means, for any period of four consecutive fiscal
           ---------------
quarters, the net income of the Company and the Subsidiaries plus, to the extent
                                                             ----
deducted in determining net income, interest expense, taxes, depreciation, amortization, one-time non-cash extraordinary items and non-cash non-recurring expenses (excluding any write-offs of accounts receivable and any accruals or reserves for future cash outflows), any applicable PROH Subsidiaries EBITDA Adjustment in connection with the NovaCare Acquisition and up to US$10,000,000 of expenses or deductions with respect to minority interests minus, any
                                                             ------
mandatory cash distributions with respect to minority interests (other than in connection with a discretionary cash distribution with respect to majority interests) and, to the extent included in net income, any non-cash non-recurring gains. Adjusted EBITDA shall be calculated after giving pro forma effect to any
                                                        --- -----
acquisition or divestiture by the Company or any Subsidiary during such period, and all such adjustments shall be subject to the approval of the US Agent (which will not be unreasonably withheld).

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing
           ------------------
for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the US Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means the Facility Agents and the Collateral Agents.
           ------

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greater of (a) the US Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the US Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the US Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Agent" means (a) with respect to a Loan, Borrowing or
           ----------------
Letter of Credit denominated in US Dollars, and with respect to any payment hereunder that does not relate to a particular Loan, Borrowing or B/A, the US Agent and (b) with respect to a Loan or Borrowing denominated in Canadian Dollars or a B/A, the Canadian Agent.

          "Applicable Jurisdiction" means (a) with respect to a Loan, Borrowing
           -----------------------
or Letter of Credit denominated in US Dollars, and with respect to any payment hereunder that does not relate to a particular Loan, Borrowing or Letter of Credit, The City of New York and (b) with respect to a Loan or Borrowing denominated in Canadian Dollars or a B/A, Toronto (and, for purposes of the definition of "Business Day", Montreal).

          "Applicable Percentage" means, with respect to any Revolving Lender,
           ---------------------
the percentage of the aggregate Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, with respect to any ABR Loan,
           ---------------
Canadian Base Rate Loan or Eurodollar Loan, or with respect to the B/A acceptance fees or commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below based upon the Leverage Ratio at the end of the most recent fiscal quarter for which financial statements of the Company shall have been delivered pursuant to Section 5.01; provided that until
                                                            --------
the date that is 180 days after the Effective Date, the Applicable Rate for any purpose shall not be lower than that corresponding to Category 2:

================================================================================
                         ABR and         Eurodollar Spreads and
                         -------         ----------------------
            Leverage     Canadian Base   B/A Acceptance           Commitment
            --------     -------------   --------------           ----------
Category     Ratio:      Rate Spreads    Fee Rates                Fee Rates
--------     ------      ------------    ---------                ---------
--------------------------------------------------------------------------------
   1       **3.50           2.75%               3.75%               0.50%
--------------------------------------------------------------------------------
   2      *3.50 and         2.50%               3.50%               0.50%
            **3.00
--------------------------------------------------------------------------------
   3      *3.00 and         2.25%               3.25%               0.50%
            **2.50
--------------------------------------------------------------------------------
   4      *2.50 and         2.00%               3.00%               0.50%
            **2.00
--------------------------------------------------------------------------------
   5         *2.00          1.50%               2.50%               0.375%
================================================================================

*  means less than
** means more equals to

          For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the US Agent of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that,
                                                                  --------
at the option of the US Agent or at the request of the Required Lenders, the Leverage Ratio shall be deemed to be in Category 1 if the Company fails to deliver any consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b) during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

          "Assessment Rate" means, for any day, the annual assessment rate in
           ---------------
effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of
                                             --------
any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the US Agent to be representative of the cost of such insurance to the Lenders.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the US Agent, in the form of Exhibit A or any other form approved by the US Agent.

          "B/A" means a bill of exchange, including a depository bill issued in
           ----
accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by CBIL and accepted by a Canadian Term Lender in accordance with the terms of this Agreement.

          "B/A Drawing" means B/As accepted and purchased on the same date and
           -----------
as to which a single Contract Period is in effect.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" means the Company or CBIL.
           --------

          "Borrowing" means Loans of the same Class and Type, made, converted or
           ---------
continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Borrowing in
           -----------------
accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in the Applicable Jurisdiction are authorized or required by law to remain closed; provided that, when used in connection with a
                                  --------
Eurodollar Loan, the term "Business Day" shall also exclude any day on which
                           ------------
banks are not open for dealings in US Dollar deposits in the London interbank market.

          "Canadian Agent" means The Chase Manhattan Bank of Canada or any
           --------------
successor in such capacity.

          "Canadian Base Rate" means, for any day, the rate of interest per
           ------------------
annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the interest rate per annum publicly announced from time to time by The Chase Manhattan Bank of Canada as its reference rate in effect on such day at its principal office in Toronto for determining interest rates applicable to commercial loans denominated in Canadian Dollars in Canada (each change in such reference rate being effective from and including the date such change is publicly announced as being effective) and (b) the interest rate per annum equal to the sum of (i) the CDOR Rate on such day (or, if such rate is not so reported on the Reuters Screen CDOR Page, the average of the rate quotes for bankers' acceptances denominated in Canadian Dollars with a term of one month received by the Canadian Agent from one or more Schedule I banks at approximately 10:00 a.m., Toronto time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) from one or more banks of recognized standing selected it) and (ii) .50% per annum.

          "Canadian Benefit Plans" means all material employee benefit plans of
           ----------------------
any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Loan Party having employees in Canada.

          "Canadian Collateral Agent" means The Chase Manhattan Bank of Canada,
           -------------------------
in its capacity as collateral agent under the Canadian Security Documents, and any successor in such capacity.

          "Canadian Dollars" or "C$" means the lawful money of Canada.
           ----------------

          "Canadian Guarantee Agreement" means the Guarantee Agreement
           ----------------------------
substantially in the form of Exhibit D-2 among the Canadian Subsidiaries from time to time party thereto and the Canadian Collateral Agent, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

          "Canadian Obligations" means all Obligations of CBIL and the Canadian
           --------------------
Subsidiaries.

          "Canadian Pension Plans" means each plan which is considered to be a
           ----------------------
pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by any Loan Party for its employees or former employees.

          "Canadian Pledge Agreement" means a Pledge Agreement substantially in
           -------------------------
the form of Exhibit E-2 among CBIL, the Canadian Subsidiaries from time to time party thereto and the Canadian Collateral Agent.

          "Canadian Secured Parties" means the Canadian Agent, the Canadian
           ------------------------
Collateral Agent, the Canadian Term Lenders and each other Person to which any of the Canadian Obligations is owed.

          "Canadian Security Agreement" means a Security Agreement substantially
           ---------------------------
in the form of Exhibit F-2 among CBIL, the Canadian Subsidiaries from time to time party thereto and the Canadian Collateral Agent.

          "Canadian Security Documents" means the Canadian Guarantee Agreement,
           ---------------------------
the Canadian Security Agreement, the Canadian Pledge Agreement, and any Mortgage granted by CBIL or any Canadian Subsidiary.

          "Canadian Subsidiary" means each Subsidiary incorporated or organized
           -------------------
under the laws of Canada or any Province thereof.

          "Canadian Term Commitment" means, with respect to each Lender, the
           ------------------------
commitment, if any, of such Lender to make a Canadian Term Loan hereunder and/or to accept and purchase or arrange for the purchase of drafts drawn as B/As hereunder on the Effective Date, expressed as an amount representing the maximum principal or face amount, as the case may be, of the Canadian Term Loan to be made and/or the B/As to be accepted by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Canadian Term Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Canadian Term Commitment, as applicable. The initial aggregate amount of the Lenders' Canadian Term Commitments is C$25,279,000.

          "Canadian Term Lender" means a Lender with a Canadian Term Commitment
           --------------------
or outstanding Canadian Term Loans or accepted B/As.

          "Canadian Term Loan" means a Loan made pursuant to clause (b) of
           ------------------
Section 2.01.

          "Canadian Term Maturity Date" means September 22, 2005.
           ---------------------------

          "CDOR Rate" means, on any date, an interest rate per annum equal to
           ---------
the average discount rate applicable to bankers' acceptances denominated in Canadian Dollars with a term of one month (for purposes of the definition of "Canadian Base Rate") or with a term equal to the Contract Period of the relevant B/As (for purposes of the definition of "Discount Rate") appearing on the Reuters Screen CDOR Page (or on any successor or substitute page of such Screen, or any successor to or substitute for such Screen, providing rate quotations comparable to those currently provided on such page of such Screen, as determined by the Canadian Agent from time to time) at approximately 10:00 a.m., Toronto time, on such date (or, if such date is not a Business Day, on the next preceding Business Day).

          "CERCLA" has the meaning specified in the definition of "Environmental
           ------
Laws."

          "Change of Control" means
           -----------------

          (i) at any time prior to an Initial Public Offering, the failure of the Controlling Shareholders to, directly or indirectly, own in the aggregate at least 51% of the outstanding shares of voting stock of the Company,

          (ii) at any time after an Initial Public Offering, the failure of the Controlling Shareholders to, directly or indirectly, own in the aggregate at least 30% of the outstanding shares of voting stock of the Company,

          (iii) at any time, the failure of the Controlling Shareholders to, directly or indirectly, have the power to direct the management and policies of the Company,

          (iv) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Controlling Shareholders and their related funds, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (iv) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of at any time, a percentage of the total voting power of the voting stock of the Company in excess of that percentage of the total voting power of the voting stock of the Company beneficially owned, directly or indirectly, by Welsh Carson and its related funds in the aggregate;

          (v) at any time, the failure of the Company to, directly or indirectly, (a) own in the aggregate at least 51% of the outstanding shares of voting stock of CBIL or (b) have the power to direct the management and policies of CBIL;

          (vi) at any time prior to an Initial Public Offering, the failure of any Controlling Shareholder to own, directly or indirectly, more than one half of the percentage of the total voting stock of the Company owned by all the Controlling Shareholders that such Controlling Shareholder owns on the date of this Agreement, or

          (vii) at any time, the occurrence of a "change in control" or similar event, however denominated, under the Senior Subordinated Notes, any other Indebtedness with a principal amount in excess of $5,000,000 or any preferred stock of the Company or any Significant Subsidiary.

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or any Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, US Term Loans or Canadian Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a US Term Commitment or a Canadian Term Commitment.

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended, and regulations promulgated thereunder.

          "Collateral" means any and all "Collateral", as defined in any
           ----------
Security Document.

________  "Collateral Agent" means, as applicable, the US Collateral Agent or
           ----------------
the Canadian Collateral Agent.

          "Collateral and Guarantee Requirement" means, at any time, that the
           ----------------------------------------
following requirements shall be satisfied at and as of such time:

          (a) the US Guarantee Agreement (or a supplement thereto) shall have been executed by the Company and each US Subsidiary existing at such time, shall have been delivered to the US Collateral Agent and shall be in full force and effect;

          (b) the Canadian Guarantee Agreement (or a supplement thereto) shall have been executed by each Canadian Subsidiary existing at such time, shall have been delivered to the Canadian Collateral Agent and shall be in full force and effect;

          (c) the US Pledge Agreement (or supplements thereto) shall have been duly executed and delivered by the Company and each US Subsidiary existing at such time and directly owning any outstanding Equity Interests or any Indebtedness, and there shall have been duly and validly pledged to the US Collateral Agent thereunder as security for the Obligations (i) all the outstanding Equity Interests owned directly by the Company or any US Subsidiary, provided that Obligations of the Company and the US
                 -------------
     Subsidiaries shall not be required to be secured by more than 65% of the aggregate outstanding voting Equity Interests of any Non-US Subsidiary, and
     (ii) all Indebtedness owed to the Company or any US Subsidiary; and any certificates, promissory notes or other instruments representing the Equity Interests or Indebtedness pledged or subjected to a charge under the US Pledge Agreement, accompanied by stock powers or other instruments of transfer endorsed in blank, shall be in the actual possession of the US Collateral Agent and all other steps required under applicable law or requested by the US Collateral Agent to ensure that the US Pledge Agreement creates valid, first priority, perfected Liens on all the Collateral subject thereto shall have been taken;

          (d) the Canadian Pledge Agreement (or supplements thereto) shall have been duly executed and delivered by CBIL and each Canadian Subsidiary existing at such time and directly owning any outstanding Equity Interests or any Indebtedness, and there shall have been duly and validly pledged to the Canadian Collateral Agent thereunder as security for the Canadian Obligations (i) all the outstanding Equity Interests owned directly by CBIL or any Canadian Subsidiary and (ii) all Indebtedness owed to CBIL or any Canadian Subsidiary; and any certificates, promissory notes or other instruments representing the Equity Interests or Indebtedness pledged or subjected to a charge under the Canadian Pledge Agreement, accompanied by stock powers or other instruments of transfer endorsed in blank, shall be in the actual possession of the Canadian Collateral Agent and all other steps required under applicable law or requested by the Canadian Collateral Agent to ensure that the Canadian Pledge Agreement creates valid, first priority, perfected Liens on all the Collateral subject thereto shall have been taken;

     (e) the US Security Agreement (or supplements thereto) shall have been duly executed and delivered by the Company and each US Subsidiary existing at such time and there shall have been subjected to security interests thereunder as security for the Obligations all the assets of the Company and each US Subsidiary in which a security interest can be created under the UCC, and all documents and instruments, including UCC financing statements, required by law or reasonably requested by the US Collateral Agent to be filed, registered or recorded to create the security interests intended to be created by the US Security Agreement and perfect such Liens to the extent required by, and with the priority required by, the US Security Agreement, shall have been filed, registered or recorded (or arrangements satisfactory to the US Collateral Agent for such filing, registration or recording shall have been made);

     (f) the Canadian Security Agreement (or supplements thereto) shall have been duly executed and delivered by CBIL and each Canadian Subsidiary existing at such time and there shall have been subjected to security interests thereunder as security for the Canadian Obligations all the assets of CBIL and each Canadian Subsidiary in which a security interest can be created under the laws of Canada or any Province thereof, and all documents and instruments, including financing statements, required by law or reasonably requested by the Canadian Collateral Agent to be filed, registered or recorded to create the security interests intended to be created by the Canadian Security Agreement and perfect such Liens to the extent required by, and with the priority required by, the Canadian Security Agreement, shall have been filed, registered or recorded (or arrangements satisfactory to the Canadian Collateral Agent for such filing, registration or recording shall have been made);

          (g) the applicable Collateral Agent shall have received, on or prior to the later of the Effective Date and the 45th day after the acquisition by the Company, CBIL, any US Subsidiary or any Canadian Subsidiary of any Mortgaged Property, (i) a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner thereof, and evidence of the recording thereof and the taking of all other actions necessary to perfect the Lien created thereby, (ii) a policy or policies of title insurance issued by a recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by
     Section 6.02, together with such endorsements, coinsurance and reinsurance as the applicable Collateral Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the applicable Collateral Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property;

          (h) the Indemnity, Subrogation and Contribution Agreement (or a supplement thereto) shall have been executed by the Company and each US Subsidiary party to the US Guarantee Agreement or any Security Document, shall have been delivered to the US Collateral Agent and shall be in full force and effect; and

          (i) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Notwithstanding the foregoing provisions of this definition, (i) the Collateral Agents may grant extensions of time (not to exceed 90 days) for the perfection of security interests in or the obtaining of title insurance with respect to particular assets where it determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents, (ii) in the event that the consent of any limited partner (other than any Loan Party) of a Canadian Subsidiary that is a limited partnership is required under the limited partnership agreement of such Canadian Subsidiary to authorize the execution of any Canadian Security Document by such Canadian Subsidiary or the pledge of any Equity Interest in such Canadian Subsidiary by any Loan Party that is a holder thereof, the Borrowers will use their reasonable best efforts to obtain such required consent, and if such consent cannot be obtained following the use of such reasonable best efforts, such Canadian Security Document need not be executed by, or such Loan Party need not pledge such Equity Interest in, such Canadian Subsidiary, and the Collateral and Guarantee Requirement in respect of such Canadian Subsidiary or such Equity Interest shall not be deemed to be unsatisfied during any period when the Borrowers are complying with the foregoing or in the event such consent cannot, after the exercise of such efforts, be obtained, provided that (A) the portion of Adjusted EBITDA
                      --------
attributable to all Canadian Subsidiaries for which required limited partner consents have not been obtained shall not exceed C$5,000,000 for any period of four consecutive fiscal quarters and (B) the total assets of all Canadian Subsidiaries for which required limited partner consents have not been obtained shall at no time exceed C$10,000,000 and (iii) the Company and the Subsidiaries will not be required to create Liens on particular assets under the Security Documents if, in the judgment of the US Agent, in consultation with the Company, the expense, tax or regulatory consequences or difficulty of creating such Liens with respect to such assets would not, in light of the benefits to accrue to the Lenders, justify taking such action, provided that the aggregate value of all
                                     --------
such assets shall at no time exceed 5% of the consolidated total assets of the Company and the Subsidiaries.

          "Commitment" means a US Term Commitment, a Canadian Term Commitment or
           ----------
a Revolving Commitment, or any combination thereof (as the context requires).

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
of Exhibit K.

          "Consolidated Capital Expenditures" means, for any period, the
           ---------------------------------
aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Company or any of the Subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant and equipment" or similar items reflected in the consolidated statements of cash flows of the Company and the Subsidiaries for such period (including the amount of assets leased in connection with any capital lease obligation).

          "Contingent Obligation" means, as to any Person, any direct or
           ---------------------
indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with
                                          -------------------
respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; provided, however, that the
                                                 --------
term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof as determined by such Person reasonably and in good faith, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof as determined by such Person reasonably and in good faith.

          "Contract Period" means, with respect to any B/A, the period
           ---------------
commencing on the date such B/A is issued and accepted and ending on the date one, two, three or six months thereafter, as CBIL may elect (in each case subject to availability); provided, that if any Contract Period would end on a
                          --------
day other than a Business Day, such Contract

Period shall be extended to the next succeeding Business Day.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative thereto.
               -----------       ----------

          "Controlling Shareholders" means Golder Thoma, Welsh Carson and Thoma
           ------------------------
Cressey.

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Designated Canadian Revolving Facilities" means, collectively, one or
           ----------------------------------------
more revolving credit, bankers' acceptance or similar facilities made available to CBIL on or after the date of this Agreement by one or more Lenders providing for loans or other extensions of credit to CBIL in an aggregate principal amount for all such facilities not greater at any time than C$5,000,000; provided that
                                                                  --------
(a) any such facility shall be a "Designated Canadian Revolving Facility" only if (i) such facility shall have been designated as such in a notice delivered by the Company to the US Agent together with a copy of the executed definitive documentation for such facility and (ii) the aggregate principal amount of the loans or other extensions of credit provided for in such facility and in any facilities in effect at the time of such designation and previously so designated (whether or not such loans or extensions shall be outstanding at such time) shall not exceed C$5,000,000, and (b) if the amount of any such facility shall be increased after it shall have been designated pursuant to clause (a), the amount of such increase shall be deemed a new facility and shall be a Designated Canadian Revolving Facility only if the requirements of clause (a) shall be satisfied as to it.

          "Discount Proceeds" means, with respect to any B/A, an amount (rounded
           -----------------
upward, if necessary, to the nearest

C$.01) calculated by multiplying (a) the face amount of such B/A by (b) the quotient obtained by dividing (i) one by (ii) the sum of (A) one and (B) the product of (x) the Discount Rate (expressed as a decimal) applicable to such B/A and (y) a fraction the numerator of which is the Contract Period applicable to such B/A and the denominator of which is 365, with such quotient being rounded upward or downward to the fifth decimal place and .000005 being rounded upward.

          "Discount Rate" means, with respect to a B/A being accepted and
           -------------
purchased on any day, (a) for a Lender which is a Schedule I Lender, (i) the CDOR Rate applicable to such B/A or (ii) if the discount rate for a particular Contract Period is not quoted on the Reuters Screen CDOR Page, the arithmetic average (as determined by the Canadian Agent) of the percentage discount rates (expressed as a decimal and rounded upward, if necessary, to the nearest 1/100 of 1%) quoted to the Canadian Agent by one or more banks named on Schedule I to the Bank Act (Canada) and selected by it as the percentage discount rate at which each such bank would, in accordance with its normal practices, at approximately 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers' acceptances accepted by such bank having a face amount and term comparable to the face amount and Contract Period of such B/A, and (b) for a Lender which is not a Schedule I Lender, the percentage discount rate (expressed as a decimal and rounded upward, if necessary, to the nearest 1/100 of 1%) at which The Chase Manhattan Bank of Canada would, in accordance with its normal practices, at approximately 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers' acceptances accepted by it having a face amount and term comparable to the face amount and Contract Period of such B/A.

          "Effective Date" means the date on which the conditions specified in
           --------------
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Environmental Claims" means all claims, however asserted, by any
           --------------------
Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company or any Subsidiary.

          "Environmental Laws" means all federal, provincial, state or local
           ------------------
laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, requests, licenses, authorizations and permits of, and binding agreements with, any Governmental Authorities, in each case relating to environmental, health and safety matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972,
  ------
the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the Environmental Protection Act (Ontario), the Ontario Water Resources Act, the Canadian Environmental Protection Act, the Dangerous Goods Transportation Act (Ontario) and the Transportation of Dangerous Goods Act (Canada).

          "Equity Interests" means shares of capital stock, partnership
           ----------------
interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension
           -----------
Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of

ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VII.

          "Event of Loss" means, with respect to any property, any of the
           -------------
following: (a) any loss, destruction or damage of such property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

          "Excess Cash Flow" means, for any fiscal year, the Company's net
           ----------------
income plus depreciation and amortization plus non-cash extraordinary losses,
       ----                               ----
minus non-cash extraordinary gains minus cash capital expenditures plus (or
-----                              -----                           ----
minus) any net decrease (or increase) in working capital (with cash and cash
-----
equivalents being excluded for purposes of determining working capital) during such period (excluding working capital changes due to acquisitions or divestitures of all or substantially all of the assets of or capital stock of any Subsidiary) minus permitted distributions, including payments to minority
                -----
interest holders (including, without limitation, all payments in respect of "put", "call", repurchase or similar arrangements), minus investments in cash in
                                                    -----
Permitted Acquisitions, minus up to US$2,500,000 of payments to fund repurchases of equity securities from employees, officers and directors who are terminating their relationship with the Company, minus any principal reductions during such
                                     -----
period and minus any payments made to any former owner of any Subsidiary in
           -----
respect of "earn-out" or similar arrangements in existence on the Effective Date and minus up to an additional US$5,000,000 of payments made to any former owner of any Subsidiary in respect of "earn-out" or similar arrangements entered into after the Effective Date in the ordinary course of business.

          "Excluded Taxes" means, with respect to any Lender or any Issuing
           --------------
Bank, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America (or any political subdivision thereof), or by the jurisdiction under which such recipient is organized or in which its principal office or any lending office from which it makes Loans hereunder is located, (b) any branch profit taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above,
(c) in the case of a US Term Lender or a Revolving Lender, any withholding tax that is imposed by the United States of America (or any political subdivision thereof) on payments by the Company from an office within such jurisdiction to the extent such tax is in effect and would apply as of the date such Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Lender and is in effect and would apply at the time such lending office is designated, (d) in the case of a Canadian Term Lender, any withholding tax that is imposed by Canada (or any political subdivision thereof) on payments by CBIL from an office within such jurisdiction, to the extent such tax is in effect and would apply as of the date such Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Lender and is in effect and would apply at the time such lending office is designated or (e) any withholding tax that is attributable to such Lender's failure to comply with Section 2.17(e); provided,
                                                                      --------
that any tax that would otherwise be an Excluded Tax by reason of clause (c) or
(d) above shall not be an Excluded Tax to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such tax pursuant to Section 2.17(a) or (ii) such tax shall have resulted from the making of any payment to a location other than the office designated by the Applicable Agent or such Lender for the receipt of payments of the applicable type from the applicable Borrower.

          "Existing Credit Agreements" means (a) the Company's Second Amended
           --------------------------
and Restated Credit Agreement dated as of November 19, 1999, and (b) CBIL's Second Amended and Restated Credit Agreement dated as of January 31, 2000, each as amended to the date of this Agreement.

          "Existing Letters of Credit" means each letter of credit previously
           --------------------------
issued for the account of the Company by the Bank of America, N.A. that (i) is outstanding on the Effective Date and (ii) is listed on Schedule 2.05.

          "Facility Agents" means the US Agent and the Canadian Agent.
           ---------------

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the US Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal
           -----------------
accounting officer, treasurer or controller of the Company.

          "Fixed Charge Coverage Ratio" means, as of the end of any fiscal
           ---------------------------
quarter, the ratio of (a) Adjusted EBITDA plus consolidated rental payments of
                                          ----
the Company and the Subsidiaries for such fiscal quarter and the preceding three fiscal quarters minus the Company's and the Subsidiaries' cash tax payments
                -----
minus Consolidated Capital Expenditures of the Company and the Subsidiaries
-----
(exclusive of capital expenditures to the extent financed through capital lease obligations or otherwise) for such fiscal quarter and the three preceding fiscal quarters to (b) the sum of (i) the Company's and the Subsidiaries' cash interest expense, (ii) the Company's and the Subsidiaries' scheduled principal payments,
(iii) the Company's and the Subsidiaries paid mandatory dividends and distributions with respect to minority interests (other than paid in connection with discretionary dividends and distributions with respect to majority interests), (iv) consolidated rental payments of the Company and the Subsidiaries, and (v) all payments made to any former owner of any Subsidiary in respect of "earn-out" or similar arrangements, in each such case for such fiscal quarter and the three preceding fiscal quarters.

          "Foreign Lender" means, as to any Loan Party, any Lender that is
           --------------
organized under the laws of a jurisdiction other than that in which such Loan Party is located. For purposes of this definition, (a) the United States of America, each State thereof and the District of Columbia, and (b) Canada and each Province thereof, shall each be deemed to constitute a single jurisdiction.

          "FRB" means the Board of Governors of the Federal Reserve System, and
           ---
any Governmental Authority succeeding to any of its principal functions.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "Golder Thoma" means Golder, Thoma, Cressey, Rauner Fund V, L.P., a
           ------------
Delaware limited partnership, GTCR Fund VI, L.P. or a related fund of Golder Thoma reasonably acceptable to the US Agent.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, of Canada or of any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee Agreement" means the US Guarantee Agreement or the Canadian
           -------------------
Guarantee Agreement.

          "Hazardous Materials" means all those substances that are regulated
           -------------------
by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. The "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms, accrued expenses incurred in the ordinary course of business and any earnout or deferred payment arrangement of a similar nature in existence on the Effective Date and set forth on Schedule 6.08 or incurred in connection with Permitted Acquisitions (but only to the extent that no payment is then owed pursuant to such earnout or deferred payment obligation)); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases (as calculated in accordance with GAAP); (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; provided, however, that in
                                                    --------
no event shall Contingent Obligations (other than Guaranty Obligations) be treated as Indebtedness. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Indemnity, Subrogation and Contribution Agreement" means an
           ---------
Indemnity, Subrogation and Contribution Agreement substantially in the form of Exhibit G among the Company, the US Subsidiaries from time to time party thereto and the US Collateral Agent, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

          "Information Memorandum" means the Confidential Information Memorandum
           ----------------------
dated July 2000 relating to the Borrowers and the Transactions.

          "Initial Public Offering" means a primary underwritten public offering
           -----------------------
of the common stock of the

Company, other than (i) any public offering or sale of common stock of the Company pursuant to a registration statement on Form S-8, Form S-4 or comparable forms or (ii) any unit offering of debt and common stock of the Company if less than 20% of the proceeds of such offering are attributable to the issuance of common stock and, in each case, as a result, such common stock is not required to be registered under Section 12 of the Securities Exchange Act of 1934.

          "Insolvency Proceeding" means with respect to any Person, (a) any
           ---------------------
case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under the laws of the United States, Canada or any other country, or any state, province, or political subdivision thereof.

          "Interest Coverage Ratio" means, as of the end of any fiscal quarter,
           -----------------------
the ratio of (a) Adjusted EBITDA to (b) the Company's and its Subsidiaries cash interest expense for such fiscal quarter and the three preceding fiscal quarters.

          "Interest Payment Date" means (a) with respect to any ABR Loan or
           ---------------------
Canadian Base Rate Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company may elect; provided, that (a) if any Interest Period
                                      --------
would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "IRS" means the Internal Revenue Service, and any Governmental
           ---
Authority succeeding to any of its principal functions under the Code.

          "Issuing Bank" means, as the context requires, (a) The Chase Manhattan
           ------------
Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i), (b) the Bank of America, N.A., in its capacity as the issuer of the Existing Letters of Credit or (c) any other Lender that may become an issuer of Letters of Credit hereunder in such capacity as provided in Section 2.05(k) and its successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "ITA" shall mean the Income Tax Act (Canada) as the same may, from
           ---
time to time be in effect.

          "Joint Venture" each of the Schedule II Guarantors and any
           -------------
partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with one or more Persons (other than the Company or any of its Subsidiaries) in order to conduct a common venture or enterprise with such Person or Persons.

          "LC Disbursement" means a payment made by an Issuing Bank pursuant to
           ---------------
a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.01 and any other
           -------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter of Credit" means any letter of credit issued pursuant to this
           ----------------
Agreement.

          "Leverage Ratio" means, on any date, the ratio of (a) Total
           --------------
Indebtedness as of such date to (b) Adjusted EBITDA for the period of four consecutive fiscal quarters of the Company ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date).

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the US Agent from time to time for purposes of providing quotations of interest rates applicable to US Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for US Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the rate at which US Dollar deposits of US$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the US Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means any security interest, mortgage, deed of trust, pledge,
           ----
hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or similar arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform

Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

          "Loan" means a loan made by a Lender to a Borrower pursuant to this
           ----
Agreement.

          "Loan Documents" means this Agreement, the Guarantee Agreements, the
           --------------
Security Documents, the Letters of Credit and any related letter of credit applications and any notes delivered pursuant to Section 2.05.

          "Loan Parties" means the Borrowers and each Subsidiary that is, or is
           ------------
required to be, party to a Guarantee Agreement or Security Document.

          "LTACH" means (a) a long term hospital as defined in Volume 42,
           -----
(S)412.23 of the Code of Federal Regulations (or any successor definition) or
(b) any long term hospital that is in development to achieve such status.

          "LTACH Lease" means any Real Estate Lease maintained by the Company or
           -----------
any Subsidiary in connection with the operation or management of an LTACH.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation T, U or X of the FRB.

          "Material Adverse Effect" means (a) a material adverse change in, or a
           -----------------------
material adverse effect upon, the results of operations, business or financial condition of the Company and the Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company and the Subsidiaries taken as a whole to perform under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company or any Significant Subsidiary of any Loan Document, or (ii) the perfection or priority of any Liens granted under any of the Security Documents which, individually or in the aggregate, relate to a material portion of the Collateral.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Mortgage" means an appropriate mortgage, deed of trust or other
           --------
security document granting a Lien on any Mortgaged Property to secure the Obligations (or, in the case of any Mortgage granted by CBIL or a Canadian Subsidiary, the Canadian Obligations). Each Mortgage shall be in form and substance reasonably satisfactory to the Collateral Agent.

          "Mortgaged Property" means, initially, each parcel of real property
           ------------------
and the improvements thereto owned by the Company, CBIL, any US Subsidiary or any Canadian Subsidiary with a book or fair market value in excess of US$1,000,000.

          "Multiemployer Plan" means a "multiemployer plan", within the meaning
           ------------------
of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Negative Pledge Agreement" means a Negative Pledge Agreement
           -------------------------
substantially in the form of Exhibit I among Welsh, Carson, Anderson, & Stowe VII, L.P., Golder, Thoma, Cressey, Rauner Fund V, L.P. and such members of the Company's management as shall have been specified by the US Agent and the US Collateral Agent.

          "Net Proceeds" means, with respect to any event (a) the cash proceeds
           ------------
received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Company and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Company and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans and amounts owed in respect of B/As) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated at the time of such event to be payable) by the Company and the Subsidiaries, and the amount of any reserves established by the Company and the Subsidiaries at the time of such event to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Company).

          "Net Worth" means the consolidated net worth of the Company and the
           ---------
Subsidiaries (including as equity any preferred stock that is redeemable or convertible).

          "Non-US Subsidiary" means any Subsidiary other than a US Subsidiary.
           -----------------

          "NovaCare Acquisition" means the Company's acquisition in November
           --------------------
1999 of the PROH Subsidiaries.

          "Obligations" means (a) the due and punctual payment by the Borrowers
           -----------
or the applicable Loan Parties of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and B/As, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Company under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under this Agreement and the other Loan Documents, (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of the Loan Parties, monetary or otherwise, under or pursuant to this Agreement and the other Loan Documents (c) the due and punctual payment of all obligations of the Company or any Subsidiary under each Hedging Agreement entered into (i) prior to the date hereof with any counterparty that is a Lender (or an Affiliate thereof) on the date hereof or
(ii) on or after the date hereof with any counterparty that is a Lender (or an Affiliate thereof) at the time such Hedging Agreement is entered into and (d) the due and punctual payment of all obligations of CBIL or any subsidiary of CBIL under the Designated Canadian Revolving Facilities.

          "Organization Documents" means, for any corporation, the certificate
           ----------------------
or articles of incorporation, the bylaws, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement.

          "Other Taxes" means any and all present or future recording, stamp,
           -----------
documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of
           ------------
ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

          "Perfection Certificate" means a certificate in the form of Exhibit J
           ----------------------
or any other form approved by the US Collateral Agent.

          "Permitted Acquisition" shall mean an Acquisition, consummated or to
           ---------------------
be consummated by the Company or any Subsidiary of the Company: (a) which does not or would not result in the Company or any of its Subsidiaries being engaged to any substantial extent in any line or lines of business activity other than the operation or management of LTACHs or the Rehabilitation and Occupational Health Business (except to the extent the consideration paid for any such other line or lines of business does not exceed US$1,000,000); (b) the terms of which have been accepted by the board of directors or other managing body of the target Person (which, if such Person is the debtor in any proceeding under the Bankruptcy Code, shall be the court having jurisdiction in such case) or, in the case of an Acquisition that is a Joint Venture, by all the Joint Venture investors; (c) immediately before which and after giving effect to which (i) the representations and warranties of the Company in Article III of this Agreement shall be true in all material respects (except to the extent they specifically refer to a particular date, then as of such date) and (ii) no Default shall have occurred and be continuing; (d) the aggregate consideration for which (including Indebtedness assumed in connection therewith and Indebtedness held by the seller permitted under Section 6.05(i), but exclusive of any proceeds realized by the Company from the issuance of equity in connection therewith) does not, taken together with the aggregate consideration for all other such Acquisitions during the same fiscal year of the Company, exceed US$25,000,000 (or, if the Leverage Ratio at the time of such Acquisition is less than 2.00 to 1.00, US$50,000,000); and (e) the stock and the assets of each new Subsidiary created thereby shall thereafter be pledged as Collateral as required pursuant to Section 5.12; provided that
                                                            -------- ----
Obligations of the Company and the US Subsidiaries shall not be required to be secured by more than 65% of the aggregate outstanding voting Equity Interests of any Non-US Subsidiary.

          "Permitted Liens" has the meaning specified in Section 6.01.
           ---------------

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Prepayment Event" means:
           ----------------

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction or an asset securitization) of any property or asset of the Company or any Subsidiary, other than (i) dispositions described in clauses (a), (b), (c), (e), (f) (to the extent the proceeds are applied in accordance with clause (i) of the proviso of such clause),
     (h), (i) and (j) of Section 6.02 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding US$5,000,000 during any fiscal year of the Company; or

          (b) any Event of Loss with respect to any property or asset of the Company or any Subsidiary, but only to the extent that the Net Proceeds therefrom in excess of US$2,000,000 have not been applied to repair, restore or replace such property or asset within 180 days (or, if agreed to by the US Agent pursuant to Section 5.06, a longer period of up to 270 days) after such event; or

          (c) the issuance by the Company or any Subsidiary of any Equity Interests, or the receipt by the Company or any Subsidiary of any capital contribution, other than (i) any such issuance of Equity Interests to, or receipt of any such capital contribution from, the Company or a Subsidiary or (ii) any such issuance of Equity Interests to, or the receipt by the Company or any Subsidiary of any capital contribution from, the

     Controlling Shareholders, the proceeds of which are used to finance a Permitted Acquisition; or

          (d) the incurrence by the Company or any Subsidiary of any Indebtedness, other than Indebtedness permitted to be incurred pursuant to
     Section 6.05.

          "PROH Subsidiaries" means RehabClinics, Inc., a Delaware corporation,
           -----------------
Novacare Occupational Health Services, Inc., a Delaware corporation, Industrial Health Care Company, Inc., a Delaware corporation, CMC Center Corporation, a Delaware corporation, and NovaMark, Inc., a Delaware corporation, and each of their respective subsidiaries.

          "PROH Subsidiaries EBITDA Adjustment" means an adjustment with respect
           -----------------------------------
to costs reflected in historical financial statements of the Company and its Subsidiaries that have been eliminated in an amount equal to (a) US$12,500,000 for the period of four fiscal quarters ending September 30, 2000, and
(b)US$1,000,000 for the period of four fiscal quarters ending December 31, 2000.

          "Prospective Revolving Lender" has the meaning assigned to such term
           ----------------------------
in Section 2.20.

          "Rate Election Request" means a request by a Borrower to convert or
           ---------------------
continue a Borrowing or B/As in accordance with Section 2.07.

          "Real Estate Lease" means any lease under which any Loan Party leases
           -----------------
real property or space, beds or facilities within a hospital.

          "Register" has the meaning set forth in Section 9.04.
           --------

          "Rehabilitation and Occupational Health Business" means the provision
           -----------------------------------------------
of rehabilitation therapy services or occupational or industrial medical services, including, without limitation, physical therapy, occupational therapy and speech therapy and nurse staffing in conjunction therewith.

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, Facility Agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Revolving
           ----------------
Exposures, outstanding Term Loans,
outstanding accepted B/As and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans, outstanding accepted B/As and unused Commitments at such time.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer, the president
           -------------------
or a vice president of the Company or any Subsidiary, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, corporate controller or the treasurer of the Company or any Subsidiary, or any other officer having substantially the same authority and responsibility.

          "Reuters Screen CDOR Page" means the display designated as page CDOR
           ------------------------
on the Reuters Monitor Money Rates Service or other page as may, from time to time, replace that page on that service for the purpose of displaying bid quotations for bankers' acceptances accepted by leading Canadian banks.

          "Revolving Availability Period" means the period from and including
           -----------------------------
the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

          "Revolving Commitment" means, with respect to each Lender, the
           --------------------
commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08, (b) increased pursuant to Section 2.20, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is US$55,000,000.

          "Revolving Exposure" means, with respect to any Lender at any time,
           ------------------
the sum of the outstanding principal
amount of such Lender's Revolving Loans and its LC Exposure at such time.

          "Revolving Lender" means a Lender with a Revolving Commitment or, if
           ----------------
the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

          "Revolving Loan" means a Loan made pursuant to clause (c) of Section
           --------------
2.01.

          "Revolving Maturity Date" means September 22, 2005.
           -----------------------

          "Schedule I Lender" means any Lender named on Schedule I to the Bank
           -----------------
Act (Canada).

          "Schedule II Guarantor" means any Subsidiary Guarantor listed on
           ---------------------
Schedule II to the US Guarantee Agreement.

          "Schedule II Lender" means any Lender named on Schedule II to the Bank
           ------------------
Act (Canada).

          "SEC" means the United States Securities and Exchange Commission, or
           ---
any Governmental Authority succeeding to any of its principal functions.

          "Secured Parties" means the Facility Agents, the Collateral Agents,
           ---------------
each Lender, each Issuing Bank and each other Person to which any of the Obligations is owed.

          "Security Agreements" means the US Security Agreement and the Canadian
           -------------------
Security Agreement.

          "Security Documents" means the Security Agreements, the Pledge
           ------------------
Agreements, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 to secure any of the Obligations.

          "Senior Subordinated Notes" means those 10% Senior Subordinated Notes
           -------------------------
due December 15, 2008, issued by the Company pursuant to that certain Securities Purchase Agreement dated as of December 15, 1998, with the purchasers described therein and those 10% Senior Subordinated Notes due November 19, 2009, issued by the Company pursuant to that certain Securities Purchase Agreement dated as of November 19, 1999, with the purchasers described therein.

          "Significant Subsidiary" means each Subsidiary that (a) is designated
           ----------------------
with an asterisk on Schedule 3.16 or

(b) accounted for at least 5% of the Company and the Subsidiaries' consolidated net income plus, to the extent deducted in determining consolidated net income,
           ----
interest expense, taxes, depreciation, amortization, extraordinary items, non-cash non-recurring items and any accrued and unpaid dividends with respect to minority interests minus, to the extent included in net income, any non-cash
                   -----
non-recurring gains, all calculated for the four fiscal quarters of the Company for which financial statements are available ending on the last day of the last fiscal quarter of the Company immediately preceding the date as of which any such determination is made.

          "Solvent" means, as to any Person at any time, that (a) the fair value
           -------
of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the New York Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital. For such purposes, any contingent liability (including, without limitation, pending litigation, Guaranty Obligations, pension plan liabilities and claims for Federal, state, local and foreign taxes, if any) is valued at the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the US Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in

Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subordinated Indebtedness" means Indebtedness that by its terms is
           -------------------------
subordinated to the Obligations.

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Company.
           ----------

          "Subsidiary Guarantor" means a Subsidiary that is party to a Guarantee
           --------------------
Agreement.

          "Surety Instruments" means all letters of credit (including standby
           ------------------
and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Term Borrowing" means a Borrowing comprised of Term Loans.
           --------------

          "Term Loans" means US Term Loans and Canadian Term Loans.
           ----------

          "Thoma Cressey" means Thoma Cressey Fund VI, L.P., Thoma Cressey
           -------------
Friends Funds VI or a related fund of Thoma Cressey reasonably acceptable to the US Agent.

          "Three-Month Secondary CD Rate" means, for any day, the secondary
           -----------------------------
market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the US Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Total Indebtedness" means, as of any date, the aggregate principal
           ------------------
amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date that would be reflected on a balance sheet of the Company prepared as of such date on a consolidated basis in accordance with GAAP.

          "Transactions" means the execution, delivery and performance by the
           ------------
Loan Parties of the Loan Documents, the borrowings, acceptances and purchases of B/As and issuances of Letters of Credit hereunder, the use of the proceeds of such borrowings and B/As and such Letters of Credit, the creation and perfection of the Liens provided for in the Security Documents and the other transactions contemplated hereby.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or the Canadian Base Rate.

          "Unfunded Pension Liability" means the excess of a Plan's benefit
           --------------------------
liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "US Agent" means The Chase Manhattan Bank or any successor in such
           --------
capacity.

          "US Collateral Agent" means The Chase Manhattan Bank, in its capacity
           -------------------
as collateral agent under the Security Documents.

          "US Dollars" or "US$" refers to lawful money of the United States of
           ----------      ---
America.

          "US Guarantee Agreement" means the Guarantee Agreement substantially
           ----------------------
in the form of Exhibit D-1 among the Company, the US Subsidiaries from time to time party thereto and the US Collateral Agent, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

          "US Pledge Agreement" means a Pledge Agreement substantially in the
           -------------------
form of Exhibit E-1 among the Company, the US Subsidiaries from time to time party thereto and the US Collateral Agent.

          "US Prime Rate" means the rate of interest per annum publicly
           -------------
announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "US Security Agreement" means a Security Agreement substantially in
           ---------------------
the form of Exhibit F-1 among the Company, the US Subsidiaries from time to time party thereto and the US Collateral Agent.

          "US Subsidiary" means each Subsidiary incorporated or organized under
           -------------
the laws of the United States of America, any State thereof or the District of Columbia.

          "US Term Commitment" means, with respect to each Lender, the
           ------------------
commitment, if any, of such Lender to make a US Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the US Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's US Term Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its US Term Commitment, as applicable.

The initial aggregate amount of the Lenders' US Term Commitments is US$158,000,000.

          "US Term Lender" means a Lender with a US Term Commitment or an
           --------------
outstanding US Term Loan.

          "US Term Maturity Date" means September 22, 2005.
           ---------------------

          "US Term Loan" means a Loan made pursuant to clause (a) of Section
           ------------
2.01.

          "Welsh Carson" means Welsh, Carson, Anderson & Stowe VII, L.P., a
           ------------
Delaware limited partnership, or a related fund of Welsh Carson reasonably acceptable to the US Agent (including, without limitation, WCAS Capital Partners III, L.P. and Welsh, Carson, Anderson & Stowe Healthcare Partners, L.P.).

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of
                        --------------------------------------
this Agreement, Loans may be classified and referred to by Class (e.g., a
                                                                  ----
"Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type
                              ----
(e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and
 ----
referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a
                      ----                                       ----
"Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving
                                              ----
Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall
                        ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly
                        ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                                                   --------
that, if the Company notifies the US Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the US Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                  ARTICLE II

                                  The Credits
                                  -----------

          SECTION 2.01. Commitments. Subject to the terms and conditions set
                        -----------
forth herein, each Lender agrees (a) to make a US Term Loan to the Company in US Dollars on the Effective Date in a principal amount not greater than its US Term Commitment, (b) to make a Canadian Term Loan to CBIL in Canadian Dollars and/or to accept and purchase or arrange for the acceptance and purchase of drafts drawn by CBIL in Canadian Dollars as B/As, in each case on the Effective Date, in an aggregate principal or face amount not greater than its Canadian Term Commitment and (c) to make Revolving Loans to the Company in US Dollars from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding its Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow, in whole or in part, Revolving Loans. Amounts repaid in respect of Term Loans or B/As, other than by way of any conversion or continuation pursuant to Section 2.07, may not be reborrowed.

          SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as
                        --------------------
part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided
                                                                       --------
that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, (i) each US Term Borrowing and Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Company may request in accordance herewith and (ii) each Canadian Term Borrowing shall be comprised entirely of Canadian Base Rate Loans. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such
                                            --------
option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$2,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$2,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is
--------
equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.05(e). Each Canadian Term Borrowing shall be in an aggregate amount that is an integral multiple of C$100,000 and not less than C$500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar
--------
Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert any Borrowing to or continue any Borrowing as, a Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the US Term Maturity Date, as applicable.

          SECTION 2.03. Requests for Borrowings. To request a Revolving
                        -----------------------
Borrowing or Term Borrowing, the Borrower shall notify the Applicable Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing and (c) in the case of a Canadian Base Rate Borrowing, not later than 11:00 a.m., Toronto time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to
           --------
finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Borrowing Request in a form approved by the Applicable Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) whether the requested Borrowing is to be a US Term Borrowing, a Canadian Term Borrowing or a Revolving Borrowing;

          (ii)  the aggregate amount of such Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) if such Borrowing is a US Term Borrowing or a Revolving Borrowing, whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of a US Term Borrowing or Revolving Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Company shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Bankers' Acceptances. (a) Each acceptance and purchase
                        --------------------
of B/As of a single Contract Period pursuant to Section 2.01(b) or Section 2.07 shall be made ratably by the Canadian Term Lenders in accordance with the amounts of their Canadian Term Commitments (or, after the Canadian Term Commitments shall have terminated, in accordance with the amounts of their Canadian Term Loans and of the B/As accepted by them and outstanding at such time (without giving effect to the last sentence of paragraph (b) below)). The failure of any Canadian Term Lender to accept any B/A required to be accepted by it shall not relieve any other Canadian Term Lender of its obligations hereunder; provided that the Canadian Term Commitments are several and no
           --------
Canadian Term Lender shall be responsible for any other Canadian Term Lender's failure to accept B/As as required.

          (b) The B/As of a single Contract Period accepted and purchased on any date shall be in an aggregate amount that is an integral multiple of C$100,000 and not less than C$500,000. The face amount of each B/A shall be C$100,000 or any whole multiple thereof. If any Canadian Term Lender's ratable share of the B/As of any Contract Period to be accepted on any date would not be an integral multiple of C$100,000, the face amount of the B/As accepted by such Lender may be increased or reduced to the nearest integral multiple of C$100,000 by the Canadian Agent in its sole discretion.

          (c) To request an acceptance and purchase of B/As, CBIL shall notify the Canadian Agent of such request by telephone not later than 11:00 a.m., Toronto time, two Business Days before the date of such acceptance and purchase. Each such telephonic request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Canadian Agent of a written request in a form approved by the Canadian Agent and signed by CBIL. Each such telephonic and written request shall specify the following information:

          (i) the aggregate face amount of the B/As to be accepted and purchased;

          (ii) the date of such acceptance and purchase, which shall be a Business Day;

          (iii) the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Contract Period" (and which shall in no event end after the Canadian Term Maturity Date); and

          (iv) the location and number of CBIL's account to which any funds are to be disbursed, which shall comply with the requirements of Section 2.06. If no Contract Period is specified with respect to any requested acceptance and purchase of B/As, then CBIL shall be deemed to have selected a Contract Period of one month's duration.

Promptly following receipt of a request in accordance with this paragraph, the Canadian Agent shall advise each Canadian Term Lender of the details thereof and of the amount of B/As to be accepted and purchased by such Lender.

          (d) CBIL hereby appoints each Canadian Term Lender as its attorney to sign and endorse on its behalf, manually or by facsimile or mechanical signature, as and when deemed necessary by such Lender, blank forms of B/As substantially in the form of Exhibit C hereto. It shall be the responsibility of each Canadian Term Lender to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. CBIL recognizes and agrees that all B/As signed and/or endorsed on its behalf by any Canadian Term Lender shall bind CBIL as fully and effectually as if manually signed and duly issued by authorized officers of CBIL. Each Canadian Term Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Lender; provided that the aggregate face amount thereof is equal to the aggregate face
--------
amount of B/As required to be accepted by such Lender. No Canadian Term Lender shall be liable for any damage, loss or claim arising by reason of any loss or improper use of any such instrument unless such loss or improper use results from the gross negligence or wilful misconduct of such Lender. Each Canadian Term Lender shall maintain a record with respect to B/As (i) received by it from the Canadian Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder and (iv) canceled at their respective maturities. Each Canadian Term Lender further agrees to retain such records in the manner and for the periods provided in applicable provincial or Federal statutes and regulations of Canada and to provide such records to CBIL upon its request and at its expense. Upon request by CBIL, a Lender shall cancel all forms of B/A that have been pre-signed or pre-endorsed on behalf of CBIL and that are held by such Lender and are not required to be issued pursuant to this Agreement.

          (e) Drafts of CBIL to be accepted as B/As hereunder shall be signed as set forth in paragraph (d) above. Notwithstanding that any Person whose signature appears on any B/A may no longer be an authorized signatory for any of the Lenders or CBIL at the date of issuance of such B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on CBIL.

          (f) Upon acceptance of a B/A by a Lender, such Lender shall purchase, or arrange the purchase of, such B/A from CBIL at the Discount Rate for such Lender applicable to such B/A accepted by it and provide to the Canadian Agent the Discount Proceeds for the account of CBIL as provided in Section 2.06. The acceptance fee payable by CBIL to a Lender under Section 2.12 in respect of each B/A accepted by such Lender shall be set off against the Discount Proceeds payable by such Lender under this paragraph.

Notwithstanding the foregoing, in the case of any B/A Drawing resulting from the conversion or continuation of a B/A Drawing or Canadian Term Loan pursuant to
Section 2.07, the net amount that would otherwise be payable to CBIL by each Lender pursuant to this paragraph will be applied as provided in Section 2.07(f).

          (g) Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/A's accepted and purchased by it.

          (h) Each B/A accepted and purchased hereunder shall mature at the end of the Contract Period applicable thereto.

          (i) CBIL waives presentment for payment and any other defence to payment of any amounts due to a Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Lender in its own right and CBIL agrees not to claim any days of grace if such Lender as holder sues CBIL on the B/A for payment of the amounts payable by CBIL thereunder. On the specified maturity date of a B/A, or such earlier date as may be required pursuant to the provisions of this Agreement, CBIL shall pay the Lender that has accepted and purchased such B/A the full face amount of such B/A, and after such payment CBIL shall have no further liability in respect of such B/A and such Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A. Amounts owed by CBIL at the maturity dates of B/As may not be voluntarily prepaid.

          (j) At the option of CBIL and any Lender, B/A's under this Agreement to be accepted by that Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of this Section 2.04.

          SECTION 2.05. Letters of Credit. (a) General. Upon the Effective Date,
                        -----------------      -------
the Existing Letters of Credit will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder for the account of the Company for all purposes of this Agreement and the other Loan Documents. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the US Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, any Issuing Bank relating to any Letter of Credit (including the Existing Letters of Credit), the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain
              ----------------------------------------------------------
Conditions. To request the issuance of a Letter of Credit (or the amendment,
----------
renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the US Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed US$15,000,000 and (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to
              ---------------
the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an
              --------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the US Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due or financed with the proceeds of an ABR Borrowing as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement
              -------------
in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the US Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement
                                          --------
is not less than US$2,000,000, the Company may, subject to the conditions to borrowing set forth herein, request (and if the Company fails to reimburse such LC Disbursement when due the Company shall be deemed to have requested) in accordance with Section 2.03 that such LC Disbursement be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing (and the time for reimbursement of such LC Disbursement shall automatically be extended to the Business Day following such request or deemed request). If the Company fails to reimburse such LC Disbursement when due, whether directly or through an ABR Borrowing as provided above, the US Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the US Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving
                  ------- --------
Lenders), and the US Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the US Agent of any payment from the Company pursuant to this paragraph, the US Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to the second preceding sentence to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Company's obligation to reimburse LC
              --------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company's obligations hereunder. None of the US Agent, the Lenders or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided
                                                                        --------
that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The applicable Issuing Bank shall,
              -----------------------
promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the US Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or
                                            --------
delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If any Issuing Bank shall make any LC
              ----------------
Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at (i) prior to the date on which reimbursement in respect of such LC Disbursement is due, the rate per annum then applicable to ABR Revolving Loans under Section 2.13(a) and (ii) on and after the date on which reimbursement in respect of such LC Disbursement is due, the rate per annum then applicable to overdue ABR Revolving Loans under Section 2.13(d). Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. Any Issuing Bank may be replaced
              -------------------------------
at any time by written agreement among the Company, the US Agent, the replaced Issuing Bank and the successor Issuing Bank. The US Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be
              ----------------------
continuing, on the Business Day that the Company receives notice from the US Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposures representing a majority of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the US Agent, in the name of the US Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become
--------
effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (f) or (g) of
Article VII. Each such deposit shall be held by the US Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The US Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the US Agent (in a manner not inconsistent with that in which a reasonable person would invest his or her own funds) and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the US Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposures representing a majority of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

          (k) Additional Issuing Banks. The Company may at any time and from
              ------------------------
time to time, designate one or more
additional Lenders to act as an issuing bank under this Agreement with the consent of the US Agent (which consent shall not be unreasonably withheld) and such Lender. Any Lender designated as an issuing bank pursuant to this paragraph
(k) shall be deemed to be and shall have all the rights and obligations of an "Issuing Bank" hereunder.

          SECTION 2.06. Funding. (a) Each Lender shall make each Loan to be made
                        -------
by it and disburse the Discount Proceeds of each B/A to be accepted and purchased by it hereunder on the proposed date of such Loan or such acceptance and purchase by wire transfer of immediately available funds by 12:00 noon in the Applicable Jurisdiction to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Lenders. The Applicable Agent will make such funds available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Applicable Agent in the Applicable Jurisdiction and designated by such Borrower in the applicable Borrowing Request or request for the acceptance and purchase of B/As; provided that (i) no proceeds shall be made
                                     --------
available in the case of any conversion or continuation of Borrowings or B/A Drawings pursuant to Section 2.07 and (ii) ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the US Agent to the applicable Issuing Bank.

          (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing or acceptance and purchase of B/As that such Lender will not make available to the Applicable Agent such Lender's share of the proceeds thereof, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of such proceeds available to the Applicable Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans or the Canadian Base Rate Loans, as the case may be.

          SECTION 2.07. Rate Elections. (a) Each Revolving Borrowing and Term
                        --------------
Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Each B/A Drawing shall have a Contract Period as specified in the applicable request therefor. After the initial Borrowings and B/A Drawings, the Borrowers may elect to convert and continue such Borrowings and B/A Drawings as provided in this Section (it being understood that no B/A Drawing may be converted or continued other than at the end of the Contract Period applicable thereto). The Borrowers may elect different options with respect to different portions of the affected Borrowings or B/A Drawings, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowings or accepting the B/As comprising such B/A Drawings, as the case may be, and any Loans or B/As resulting from an election made with respect to any such portion shall be considered a separate Borrowing or B/A Drawing. Notwithstanding any other provision of this Section, no Canadian Term Borrowing or B/A Drawing may be converted into or continued as a B/A Drawing with a Contract Period ending after the next date on which a payment is to become due under Section 2.10(b) unless, after giving effect to such conversion or continuation, the amount of such payment does not exceed the sum of (i) the aggregate outstanding principal amount of the Canadian Term Borrowings and (ii) the aggregate face amount of the outstanding B/As with Contract Periods ending prior to such date.

          (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Applicable Agent of such election by telephone (i) in the case of an election that will result in a Borrowing or the continuation of a Borrowing, by the time that a Borrowing Request would be required under Section
2.03 if the applicable Borrower were requesting a Borrowing of the Type and Class resulting or continuing from such election to be made on the effective date of such election and (b) in the case of an election that will result in a B/A Drawing or the continuation of a B/A Drawing, by the time specified in
Section 2.04(c). Each such telephonic Rate Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Rate Election Request in a form approved by the Applicable Agent and signed by the applicable Borrower.

          (c) Each telephonic and written Rate Election Request shall specify the following information in compliance with Section 2.02 or 2.04:

          (i) the Borrowing or B/A Drawing to which such Rate Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing or B/A Drawing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing or B/A Drawing);

          (ii) the effective date of the election made pursuant to such Rate Election Request, which shall be a Business Day;

          (iii) in the case of an election with respect to a US Term Borrowing or a Revolving Borrowing, whether an ABR Borrowing or a Eurodollar Borrowing is elected, and in the case of an election with respect to a Canadian Term Borrowing or a B/A Drawing, whether a Canadian Term Borrowing or a B/A Drawing is elected; and

          (iv) in the case of an election of a Eurodollar Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period", and in the case of an election of a B/A Drawing, the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Contract Period".

If any such Rate Election Request requests a Eurodollar Borrowing or B/A Drawing but does not specify an Interest Period or Contract Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration or a Contract Period of one month's duration, as the case may be.

          (d) Promptly following receipt of an Rate Election Request, the Applicable Agent shall advise each applicable Lender of the details thereof and of such Lender's portion of each resulting Borrowing or B/A Drawing.

          (e) If the applicable Borrower fails to deliver a timely Rate Election Request with respect to a Eurodollar Borrowing or B/A Drawing prior to the end of the Interest Period or Contract Period applicable thereto, then, unless such Borrowing or B/A Drawing is repaid as provided herein, at the end of such Interest Period or Contract Period such

Borrowing or B/A Drawing shall be converted to an ABR Borrowing or a Canadian Base Rate Borrowing, as applicable. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the US Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing or a B/A Drawing and (ii) unless repaid, each Eurodollar Borrowing or B/A Drawing shall be converted to an ABR Borrowing or a Canadian Base Rate Borrowing, as applicable, at the end of the Interest Period or Contract Period applicable thereto.

          (f) Upon the conversion of any Canadian Term Borrowing or the continuation of any B/A Drawing (or portion thereof) to or as a B/A Drawing, the net amount that would otherwise be payable to CBIL by each Lender pursuant to
Section 2.04(f) in respect of such new B/A Drawing shall be applied against the principal of the Canadian Term Loan made by such Lender (in the case of a conversion), or CBIL's obligation to reimburse such Lender in respect of the B/As accepted by such Lender under Section 2.04(i) (in the case of a continuation), as part of such Canadian Term Borrowing to be so converted or such maturing B/A Drawing to be so continued, and CBIL shall pay to such Lender an amount equal to the difference between the principal amount of such Canadian Term Loan or the aggregate face amount of such maturing B/As, as the case may be, and such net amount.

          (g) The conversion or continuation of any Borrowing or B/A drawing shall not constitute a repayment of amounts outstanding or a new advance of funds hereunder.

          SECTION 2.08. Termination and Reduction of Commitments. (a) Unless
                        ----------------------------------------
previously terminated, (i) the US Term Commitments and Canadian Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

          (b) The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the
                                      --------
Commitments of any Class shall be in an amount that is an integral multiple of US$1,000,000 or C$100,000, as the case may be, and not less than US$5,000,000 or C$500,000, as the case may be, and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.

          (c) The Company shall notify the Facility Agents of any election to terminate or reduce the Commitments under paragraph (b) above at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Facility Agents shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving
                      --------
Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities (or any other transaction intended to replace the financing hereunder), in which case such notice may be revoked by the Company (by notice to the US Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Company
                        ------------------------------------
hereby unconditionally promises to pay (i) to the US Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (ii) to the US Agent for the account of each US Term Lender the then unpaid principal amount of each US Term Loan of such Lender as provided in Section 2.10. CBIL hereby unconditionally promises to pay to the Canadian Agent for the account of each Canadian Term Lender the then unpaid principal amount of each Canadian Term Loan of such Lender and the face amount of each B/A accepted by such Lender as provided in
Section 2.10.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Facility Agents shall maintain accounts in which they shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Facility Agents hereunder for the accounts of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Applicable Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10. Amortization of Term Loans and B/As. (a) Subject to
                        -----------------------------------
adjustment pursuant to paragraph (d) of this Section, the Company shall repay US Term Borrowings on each date set forth below in the amount set forth opposite such date:

Date                                            Amount
----                                            ------

September 30, 2001                           US$6,320,000

December 31, 2001                            US$6,320,000
March 31, 2002                               US$6,320,000
June 30, 2002                                US$6,320,000
September 30, 2002                           US$6,320,000

December 31, 2002                            US$9,028,571
March 31, 2003                               US$9,028,571
June 30, 2003                                US$9,028,571
September 30, 2003                           US$9,028,571

December 31, 2003                            US$11,285,714
March 31, 2004                               US$11,285,714
June 30, 2004                                US$11,285,714
September 30, 2004                           US$11,285,714

December 31, 2004                            US$11,285,714
March 31, 2005                               US$11,285,714
June 30, 2005                                US$11,285,714
US Term Maturity Date                        US$11,285,714

          (b) Subject to adjustment pursuant to paragraph (d) of this Section, CBIL shall repay Canadian Term Borrowings and/or the face amount or outstanding B/A Drawings on each date set forth below in the amount set forth opposite such date:

Date                                             Amount
----                                             ------

September 30, 2001                           C$1,011,160.00

December 31, 2001                            C$1,011,160.00
March 31, 2002                               C$1,011,160.00
June 30, 2002                                C$1,011,160.00
September 30, 2002                           C$1,011,160.00

December 31, 2002                            C$1,444,513.90
March 31, 2003                               C$1,444,513.90
June 30, 2003                                C$1,444,513.90
September 30, 2003                           C$1,444,513.90

December 31, 2003                            C$1,805,643.02
March 31, 2004                               C$1,805,643.02
June 30, 2004                                C$1,805,643.02
September 30, 2004                           C$1,805,643.02

December 31, 2004                            C$1,805,643.02
March 31, 2005                               C$1,805,643.02
June 30, 2005                                C$1,805,643.02
Canadian Term Maturity Date                  C$1,805,643.22

          (c) To the extent not previously paid, (i) all US Term Borrowings shall be due and payable on the US Term Maturity Date and (ii) all Canadian Term Borrowings and Obligations in respect of B/As shall be due and payable on the Canadian Term Maturity Date.

          (d) Any prepayment of a Term Borrowing of either Class or amounts to become due in respect of B/As shall be applied to reduce the subsequent scheduled repayments in respect of such Class or such B/A Drawings to be made pursuant to this Section ratably in accordance with the amounts thereof. If the initial aggregate amount of the Lenders' Term Commitments of either Class exceeds the aggregate principal amount of Term Loans of such Class that are made (and, in the case of the Canadian Term Commitments, the aggregate face amount of the B/As that are accepted) on the Effective Date, then the scheduled repayments in respect of such Class or B/A Drawings to be made pursuant to this Section shall be ratably reduced by an aggregate amount equal to such excess.

          (e) Prior to any repayment of any Term Borrowings of either Class or B/A Drawings hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class or B/A Drawings to be repaid and shall notify the Applicable Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m. in the Applicable Jurisdiction three Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing or B/A Drawings shall be applied ratably to the Loans included in the repaid Borrowing or the B/As included in such B/A Drawing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.11. Prepayment of Loans. (a) Each Borrower shall have the
                        --------------------
right at any time and from time to time to prepay any Borrowing in whole or in part, without penalty or premium (but subject to Section 2.16), subject to the requirements of this Section.

          (b) In the event and on each occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Company shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the US Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

          (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event resulting in aggregate Net Proceeds in excess of US$2,000,000, the Borrowers shall, within five Business Days after such Net Proceeds are received, prepay Term Borrowings and amounts owed in respect of outstanding B/As in an aggregate amount equal to (i) in the case of Net Proceeds of an event referred to in clause (a), (b) or (d) of the definition of "Prepayment Event", 100% of such Net Proceeds, and (ii) in the case of Net Proceeds of an event referred to in clause (c) of the definition of "Prepayment Event", (A) at any time when the Leverage Ratio exceeds 2.5 to 1.0, 50% of such Net Proceeds (or such lesser amount as shall result in the Leverage Ratio, calculated to include the effect of any such application of Net Proceeds, to be not greater than 2.5 to 1.0) and (ii) at any other time, 0% of such Net Proceeds; provided, that the
                                                             --------
Net Proceeds of any event referred to in clause (a) or (b) of the definition of "Prepayment Event", to the extent such event shall relate to assets of CBIL and its subsidiaries, shall be applied only to prepay Canadian Term Loans and amounts owed by CBIL in respect of outstanding B/As.

          (d) Following the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2001, the Borrowers shall prepay Term Borrowings and amounts owed in respect of outstanding B/As in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made within five days after the date on which financial statements are delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 95 days after the end of such fiscal year).

          (e) Prior to any optional or mandatory prepayment of Borrowings or amounts owing in respect of outstanding B/As hereunder, the Borrowers shall select the Borrowing or Borrowings and B/As to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any optional or mandatory prepayment of Term Borrowings and amounts owing in respect of outstanding B/As made at a time when US Term Borrowings and Canadian Term Borrowings and/or B/As remain outstanding, the Borrowers shall, except as required by the proviso in paragraph (c) above, select Term Borrowings and B/As to be prepaid so that the aggregate amount of such prepayment is allocated between the US Term Borrowings and Canadian Term Borrowings and/or B/As ratably based on the aggregate principal amount of outstanding Borrowings of each such Class and the aggregate face amount of all outstanding B/As.

          (f) The Borrowers shall notify the Facility Agents by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of any other Borrowing or any amount owed in respect of outstanding B/As, not later than 11:00 a.m. in the Applicable Jurisdiction, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a
                                                       --------
notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice, the Applicable Agent shall advise the affected Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          (g) Amounts to be applied pursuant to this Section 2.11 or Section
7.02 to prepay amounts to become due with respect to outstanding B/As shall be deposited in the Prepayment Account (as defined below). The Canadian Agent shall apply any cash deposited in the Prepayment Account allocable to amounts to become due in respect of B/As on the last day of their respective Contract Periods until all amounts due in respect of outstanding B/As have been prepaid or until all the allocable cash on deposit has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established
                          ------------------
by CBIL with the Canadian Agent and over which the Canadian Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (g). The Canadian Agent will, at the request of CBIL, invest amounts on deposit in the Prepayment Account in short term cash equivalents that mature prior to the last day of the applicable Contract Periods of the B/As to be prepaid; provided, however, that (i) the
                                            -----------------
Canadian Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Canadian Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Canadian Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. Other than any interest earned on such investments (which shall be for the account of the CBIL, to the extent not necessary for the prepayment of B/As in accordance with this Section 2.11), the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans and all amounts due hereunder has been accelerated pursuant to Article VII, the Canadian Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Canadian Obligations. CBIL hereby grants to the Canadian Agent, for its benefit and the benefit of the Canadian Secured Parties, a security interest in its Prepayment Account to secure the Canadian Obligations.

          SECTION 2.12. Fees. (a) The Company agrees to pay to the US Agent for
                        ----
the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Commitment of such Lender during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on each date on which the Commitments of any Class shall terminate, commencing on the first such date to occur after the date hereof. All commitment fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

          (b) CBIL agrees to pay to the Canadian Agent, for the account of each Canadian Term Lender, on each date on which B/As are accepted hereunder, an acceptance fee computed by multiplying (i) the product of the face amount of each B/A accepted by such Lender and the Applicable Rate by (ii) a fraction the numerator of which is the number of days in the Contract Period applicable to such B/A and the denominator of which is 365.

          (c) The Company agrees to pay (i) to the US Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and
(ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of .25% per annum on the daily average aggregate outstanding amount of all Letters of Credit issued by it, during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March,

June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on
                    --------
which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 30 days after demand in writing. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (d) The Borrowers agree to pay to the Facility Agents, for their own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Facility Agents.

          (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the applicable Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees due hereunder which shall have been paid shall not be refundable under any circumstances.

          SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing
                        --------
shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar
Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) The Loans comprising each Canadian Base Rate Borrowing shall bear interest at the Canadian Base Rate plus the Applicable Rate.

          (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus (A) in the case of any amounts payable in US Dollars, the rate applicable to

ABR Loans as provided in paragraph (a) of this Section and (B) in the case of any amounts payable in Canadian Dollars, the rate applicable to Canadian Base Rate Loans as provided in paragraph (b) of this Section.

          (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued
                                          --------
pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to (i) the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) the Canadian Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or Canadian Base Rate shall be determined by the Applicable Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14. Alternate Rate of Interest. If prior to the commencement
                        --------------------------
of any Interest Period for a Eurodollar Borrowing:

          (a) the US Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the US Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

     then the US Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the US Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Rate Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

               SECTION 2.15. Increased Costs. (a) If any Change in Law shall:
                             ----------------

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; or

              (ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or obtaining funds for the purchase of B/As (or of maintaining its obligation to make any such Loan or to accept and purchase B/As) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered, as determined by such Lender or Issuing Bank in good faith.

          (b) If any Lender or Issuing Bank determines in good faith that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or B/As accepted and purchased by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof absent manifest error in the determination of such amount.

          (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided
                                                                        --------
that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change
                                          -------- -------
in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.16. Break Funding Payments. In the event of (a) the payment
                        ----------------------
of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan or to issue B/As for acceptance and purchase on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan or right to receive payment in respect of any B/A other than on the last day of the Interest Period or Contract Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for US Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof absent manifest error in the determination of such amount.

          SECTION 2.17. Taxes. (a) Any and all payments by or on account of any
                        -----
obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Loan Party shall be required to deduct any Indemnified
       --------
Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Applicable Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Loan Party shall make such deductions and (iii) the Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrowers shall indemnify each Agent, each Lender and each Issuing Bank, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, Lender or Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or an Issuing Bank, or by an Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error in the determination of such amount.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, the Borrowers shall deliver to the Facility Agents the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Facility Agents.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Loan Party is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Loan Party (with a copy to the Applicable Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Loan Party as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from such Loan Party advising it of the availability of such exemption or reduction and supplying all applicable documentation.

          SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-
                        -------------------------------------------------------
offs. (a) Each Borrower shall make each payment required to be made by it
----
hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 3:00 p.m. in the Applicable Jurisdiction), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments to the US Agent shall be made to it at its offices at 270 Park Avenue, New York, New York, and all such payments to the Canadian Agent shall be made to it at its offices at 100 King Street West, Suite 6900, Toronto M5X1A4, Canada, except for payments to be made directly to any Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. Each Facility Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments of the principal of and interest on and other amounts in respect of Canadian Term Loans and B/As, and all payments of commitment fees in respect of the Canadian Term Commitments and of B/A acceptance fees, shall be payable in Canadian Dollars. All other payments under each Loan Document shall be made in US Dollars.

          (b) If at any time insufficient funds are received by and available to a Facility Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied ratably among the parties entitled thereto in accordance with the amounts then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Term Loans or Revolving Loans or payment obligation in respect of a B/A or LC Disbursement due from either Borrower resulting in such Lender receiving payment of a greater proportion of the aggregate amount of the principal of or interest on its Term Loans or Revolving Loans or payment obligations in respect of B/As or LC Disbursements due to it from such Borrower than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans,

Term Loans and payment obligations in respect of B/As and participations in LC Disbursements of other Lenders owed by such Borrower to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of such principal, interest and other payment obligations owed to them; provided that (i) if any such participations
                                  --------
are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, claims in respect of B/As or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the applicable Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (d) Unless the Applicable Agent shall have received notice from a Borrower prior to the date on which any payment is due to such Agent for the account of the Lenders or any Issuing Bank hereunder that such Borrower will not make such payment, such Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to such Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Agent, at a rate determined by such Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it hereunder, then the Facility Agents may, in their discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by them for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If
                        ----------------------------------------------
any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans or accept and purchase B/As hereunder, then the Company may, at its sole expense (subject to any claims it may have against a defaulting Lender), upon notice to such Lender and the Facility Agents, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have
                                 --------
received the prior written consent of the Facility Agents (and, if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in the compensation or payments required under such Sections. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

          SECTION 2.20. Increase in Revolving Commitments. During the period
                        ---------------------------------
beginning with the Effective Date and ending on the date that is 60 days thereafter, the Company may, by written notice to the US Agent, executed by the Company and one or more financial institutions (any such financial institution referred to in this Section being called a "Prospective Revolving Lender"),
                                            ----------------------------
which may include any Lender, cause the Revolving Commitments of the Prospective Revolving Lenders to be increased (or cause Revolving Commitments to be extended by the Prospective Revolving Lenders, as the case may be) in an amount for each Prospective Revolving Lender set forth in such notice, provided, however, that
                                                       -----------------
(a) the aggregate amount of the Lenders' Revolving Commitments after giving effect to such increase shall in no event exceed US$75,000,000, (b) each Prospective Revolving Lender, if not already a Lender hereunder, shall be subject to the approval of the US Agent (which approval shall not be unreasonably withheld) and (c) each Prospective Revolving Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the US Agent a duly executed Accession Agreement on or prior to the date that is 60 days after the Effective Date. Increases and new Revolving Commitments created pursuant to this Section shall become effective (A) in the case of Prospective Revolving Lenders already parties hereunder, on the date specified in the notice delivered pursuant to this Section (which shall be a date no later than the 60th day after the Effective Date) and (B) in the case of Prospective Revolving Lenders not already parties hereunder, on the effective date of the Accession Agreement (which shall be a date no later than the 60th day after the Effective Date). Upon the effectiveness of any Accession Agreement to which any Prospective Revolving Lender is a party, (i) such Prospective Revolving Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder and (ii) Schedule
2.01 shall be deemed to have been amended to reflect the Revolving Commitment of the additional Lender as provided in such Accession Agreement. Upon the effectiveness of any increase pursuant to this Section in the Revolving Commitment of a Lender already a party hereunder, Schedule 2.01 shall be deemed to have been amended to reflect the increased Revolving Commitment of such Lender. Notwithstanding the foregoing, no increase in the aggregate Revolving Commitments (or in the Revolving Commitment of any Lender) shall become effective under this Section unless, on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the US Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company. Following any increase of a Lender's Revolving Commitment or any extension of a new Revolving Commitment pursuant to this paragraph, any Revolving Loans outstanding prior to the effectiveness of such increase or extension shall continue outstanding until the ends of the respective Interests Periods applicable thereto, and shall then be repaid or refinanced with new Revolving Loans made pursuant to Sections 2.01 and 2.03.

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

          The Company and CBIL severally represent and warrant to the Facility Agents and each Lender that:

          SECTION 3.01. Corporate Existence and Power. The Company and each of
                        -----------------------------
its Subsidiaries:

          (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation except as set forth in Schedule 3.01;

          (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals necessary to own its assets, to carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (b) or clause

(c), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.02. Corporate Authorization; No Contravention. The
                        -----------------------------------------
execution, delivery and performance by the Company and the Subsidiaries of this Agreement and each other Loan Document to which any such Person is party have been duly authorized by all necessary corporate action and do not and will not:

          (a) contravene the terms of any of that Person's Organization
Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than the Liens created under the Security Documents) under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

          (c) violate any Requirement of Law;

except for any of the foregoing matters set forth in clause (b) or (c) that would not have a Material Adverse Effect.

          SECTION 3.03. Governmental Authorization. No approval, consent,
                        --------------------------
exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Collateral Agents under the Security Documents and, with respect to any Permitted Acquisition, such of the items referred to in this
Section 3.03 as will be obtained or made on or prior to the date of the consummation thereof) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

          SECTION 3.04. Binding Effect. This Agreement and each other Loan
                        --------------
Document to which the Company or any Subsidiary is a party constitutes the legal, valid and binding obligation of each such Person to the extent it is a party thereto, enforceable against such Person in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          SECTION 3.05. Litigation. Except as specifically disclosed in Schedule
                        ----------
3.05, there are no actions, suits,
proceedings, claims or disputes pending, or to the knowledge of either Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any of its Subsidiaries or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the Transactions; or

          (b) could reasonably be expected to be determined adversely to the Company or any applicable Subsidiary and, if so determined, could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the Transactions not be consummated as herein or therein provided.

          SECTION 3.06. No Default. No Default exists or would result from the
                        ----------
consummation of the Transactions. As of the Effective Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to result in a Material Adverse Effect or an Event of Default under paragraph (e) of Article VII.

          SECTION 3.07. ERISA Compliance. (a) Each Plan is in compliance in all
                        ----------------
material respects with the applicable provisions of ERISA, the Code and other federal or state law (not including any state law pre-empted by ERISA). Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or actions by any Governmental Authority, with respect to any Plan which have resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; which, in the case of any of clauses (i) through (v), individually or in the aggregate, could reasonably be expected to create a material liability to the Company and the Subsidiaries.

          SECTION 3.08. Use of Proceeds; Margin Regulations. The proceeds of the
                        -----------------------------------
Loans are to be used solely for the purposes set forth in the preamble to this Agreement. None of the Company, CBIL or any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

          SECTION 3.09. Title to Properties. The Company and the Subsidiaries
                        -------------------
have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for Permitted Liens and such defects in title as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. As of the Effective Date, the property of the Company and the Subsidiaries is subject to no Liens, other than Permitted Liens. The Mortgaged Properties on the date of this Agreement are identified on
Schedule 3.09.

          SECTION 3.10. Taxes. The Company and the Subsidiaries have filed all
                        -----
Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

          SECTION 3.11. Financial Condition. (a) The audited consolidated
                        -------------------
financial statements of the Company and the Subsidiaries dated December 31, 1999, and the related consolidated statements of income, shareholders' equity and cash flows for the twelve months ended on that date:

          (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein;

          (ii) fairly present in all material respects the financial condition of the Company and the Subsidiaries as of the dates thereof and results of their operations for the period covered thereby; and

          (iii) except as specifically disclosed in Schedule 3.11, show all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the dates thereof, including liabilities for taxes, material commitments and Contingent Obligations that are required to be disclosed in accordance with GAAP.

          (b) Since December 31, 1999, there has been no Material Adverse
Effect.

          (c) The unaudited consolidated balance sheets of the Company and its Subsidiaries as of March 31 and June 30, 2000, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal quarters ending on such dates, (i) were prepared in accordance with GAAP, subject to ordinary, good faith year end audit adjustments and the absence of footnotes; and (ii) fairly present in all material respects the financial position and the results of operations of the Company and the Subsidiaries as of the dates thereof.

          SECTION 3.12. Environmental Matters. (a) Except as specifically
                        ---------------------
disclosed in Schedule 3.12, the on-going operations of the Company and each of the Subsidiaries comply in all respects with all Environmental Laws, except for non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to have a Material Adverse Effect.

          (b) Except as specifically disclosed in Schedule 3.12, the Company and the Subsidiaries has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Company and the Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except for failure to obtain or non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to have a Material Adverse Effect.

          (c) Except as specifically disclosed in Schedule 3.12, none of the Company, any of the Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, or subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material, except such written orders, agreements or administrative proceedings which would not reasonably be expected to result in liability of US$3,000,000 in the aggregate in excess of amounts reserved for or reasonably available from insurance or third parties.

          (d) Except as specifically disclosed in Schedule 3.12, there are no Hazardous Materials (except for de minimis quantities of office, janitorial or
                                ----------
other supplies maintained on the property for the ordinary use in such operations) or other conditions or circumstances that are known to exist with respect to any property of the Company or any Subsidiary or to have arisen from operations of the Company or any Subsidiary prior to the Effective Date, that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and the Subsidiaries of US$3,000,000 in the aggregate in excess of amounts reserved for in the financial statements referred to in Section 3.11 or reasonably available from insurance or third parties for any such condition, circumstance or property. In addition, (i) neither the Company nor any Subsidiary has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that, to the knowledge of the Company or any Subsidiary, are leaking or disposing of Hazardous Materials off-site, and (ii) the Company and its Subsidiaries have notified all of their employees of their knowledge of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws, except for failures to notify or non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to have a Material Adverse Effect.

          SECTION 3.13. Collateral Documents. (a) The provisions of each of the
                        --------------------
Security Documents are effective to create in favor of the Collateral Agents for the benefit of the Secured Parties a legal, valid and enforceable first priority security interest in all right, title and interest of the Company and the Subsidiaries party thereto in the Collateral described therein, subject to Permitted Liens and the filing of financing statements in the offices in all of the jurisdictions listed in the schedule to the Security Agreement or the taking possession and control of certificates representing Equity Interests pledged under the Pledge Agreements.

          (b) All representations and warranties of the Company and the Subsidiaries party thereto contained in the Security Documents, as the schedules to which such representations refer shall have been updated from time to time in accordance with the provisions of the Security Documents, are true and correct.

          SECTION 3.14. Regulated Entities. None of the Company, any Person
                        ------------------
Controlling the Company or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

          SECTION 3.15. Copyrights, Patents, Trademarks and Licenses, Etc. The
                        -------------------------------------------------
Company and the Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses. To the knowledge of the Borrowers, such intellectual property does not conflict with the rights of any other Person, except to the extent any such conflict could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Borrowers, no material slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 3.15, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrowers, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.16. Subsidiaries. As of the Effective Date, the Company has
                        ------------
no Subsidiaries other than those specifically disclosed in part 1 of Schedule
3.16 hereto and owns no Equity Interests in any other Person other than those specifically disclosed in part 2 of Schedule 3.16.

          SECTION 3.17. Insurance. Except as specifically disclosed in Schedule
                        ---------
3.17, the properties of the Company and the Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company and the Subsidiaries operate.

          SECTION 3.18. Solvency. The Company and the Subsidiaries, taken as a
                        --------
whole, are Solvent.

          SECTION 3.19. Full Disclosure. None of the representations or
                        ---------------
warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in the Information Memorandum (other than projections contained therein) or in any exhibit, report, statement or certificate prepared by the Company or any Subsidiary in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. The projections contained in the Information Memorandum have been prepared in good faith based upon reasonable assumptions.

          SECTION 3.20. Subordination of Certain Indebtedness. For purposes of
                        -------------------------------------
the subordination provisions of the Senior Subordinated Notes and the unsecured Indebtedness described on Schedule 3.20, the Obligations constitute senior indebtedness and are entitled to the benefits of any subordination provisions set forth therein.

          SECTION 3.21. Canadian Pension and Benefit Plans. The Canadian Pension
                        ----------------------------------
Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of each Loan Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).]

                                  ARTICLE IV

                                  Conditions
                                  ----------

          SECTION 4.01. Effective Date. The obligations of the Lenders to make
                        --------------
Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The US Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the US Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The US Agent shall have received a favorable written opinion (addressed to the Facility Agents, the Collateral Agents, the Issuing Banks and the Lenders and dated the Effective Date) of (i) Dechert, counsel to the Company, in substantially in the form of Exhibit H-1; (ii) Tory's, counsel to CBIL, in substantially in the form of Exhibit H-2; (iii) opinions of local real estate counsel to the Loan Parties in the jurisdictions specified in Schedule 4.01(b), in substantially in the form of Exhibit H-3; and (iv) opinions of Kirkland & Ellis and Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to Golder Thoma and Welsh Carson, respectively, substantially in the form of Exhibit H-4; in each case covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Facility Agents or the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.

          (c) The US Agent shall have received such documents and certificates as the US Agent or its counsel shall reasonably have requested relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the US Agent and its counsel.

          (d) The US Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The US Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) The Collateral and Guarantee Requirement shall have been satisfied and the Collateral Agents shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Company, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agents that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.01 or have been released.

          (g) The US Agent shall have received evidence that the insurance required by Section 5.06 and the Security Documents is in effect.

          (h) The US Agent shall have received the Negative Pledge Agreement, duly executed by each of the parties thereto.

          (i) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained without the imposition of any burdensome conditions.

          (j) The US Agent shall have received (i) audited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of the Company and the Subsidiaries for the fiscal years ended December 31, 1999 and 1998 and (ii) to the extent available, unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Company and the Subsidiaries for each fiscal quarter ended after December 31, 1999, and prior to the Effective Date.

          (k) The US Agent shall have received the Company's budget for fiscal year 2000 and financial projections of the Company for each year through the final maturity of the Borrowings hereunder.

          (l) The Lenders shall have received a solvency certificate from a Financial Officer of the Company, in form and substance reasonably satisfactory to the US Agent, and such other information as shall have been reasonably requested by the Lenders, confirming the solvency of each Borrower on a consolidated basis after giving effect to the Transactions occurring on the Effective Date.

          (m) The Lenders shall be reasonably satisfied as to the amount and nature of any environmental or employee health and safety exposures to which the Company and the Subsidiaries shall be subject and with the plans of the Company and the Subsidiaries with respect thereto.

          (n) The consummation of the Transactions shall not (i) violate any applicable law, statute, rule or regulation, (ii) cause or create any prepayment events or liens under any debt instruments or other agreements or (iii) conflict with, or result in a default or event of default under, any material agreement of the Company or any Subsidiary.

          (o) The Existing Credit Agreements shall have been or shall simultaneously be terminated, all amounts outstanding thereunder shall have been paid in full and all Liens securing the obligations thereunder shall have been released, and the Administrative Agent shall have received such evidence as it shall reasonably have requested as to the satisfaction of such conditions.

          (p) The terms of the Company's Class A Preferred Stock shall have been amended as necessary so that no prepayment, and no mandatory redemption or repurchase (including a redemption or repurchase at the option of the holders thereof) of any of such Preferred Stock will be required prior to the US Term Maturity Date.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and accept and purchase B/As and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on September 22, 2000 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02. Each Credit Event. The obligation of each Lender to make
                        -----------------
a Loan on the occasion of any Borrowing or to accept and purchase any B/A, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or acceptance and purchase of B/As or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or acceptance and purchase of B/As or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing or acceptance and purchase of B/As and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan, each amount owed in respect of any B/A and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower severally covenants and agrees with the Lenders that, unless the Required Lenders shall otherwise agree in writing:

          SECTION 5.01. Financial Statements. The Company shall deliver to the
                        --------------------
US Agent, in form and detail satisfactory to the US Agent and the Required Lenders, with sufficient copies for each Lender:

          (a) as soon as available, but not later than ninety days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and the Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such year, and accompanied by the opinion of Pricewaterhouse Coopers LLP or another nationally-recognized independent public accounting firm (the "Independent Auditor") which report shall state that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Company and the Subsidiaries at the dates and for the periods indicated in conformity with GAAP. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

          (b) as soon as available, but not later than forty-five days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended September 30, 2000), a copy of the unaudited consolidated balance sheet of the Company and the Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, setting forth in comparative form the figures for the comparable quarter of the previous fiscal year, and certified by a Financial Officer of the Company as fairly presenting in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and the absence of footnotes), the financial position and the results of operations of the Company and the Subsidiaries;

          (c) as soon as available, but not later than 30 days after the last day of each calendar month after August 31, 2000, monthly consolidated financial statements for the Company and the Subsidiaries (including a balance sheet and income statement) for such month including (i) each such entities' net income plus, to the extent deducted in determining net income, interest expense, taxes,
----
depreciation, amortization, extraordinary items and other non-cash non-recurring items, and (ii) such other information as the US Agent or any Lender shall reasonably request, and certified by a Financial Officer of the Company; and

          (d) as soon as available, but not later than January 31 of each year, financial projections for the Company on a consolidated basis in form and detail reasonably satisfactory to the US Agent for the period ending on the US Term Maturity Date.

          SECTION 5.02. Certificates; Other Information. The Company shall
                        -------------------------------
furnish to the US Agent, with sufficient copies for each Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 5.01(a) and (b), a compliance certificate executed by a Financial Officer of the Company together with a management analysis and discussion of such financial statements;

          (b) promptly, but not later than five days after the distribution or filing thereof, (i) prior to an Initial Public Offering, copies of all financial statements and reports delivered to the Company's shareholders which would be in the nature of reports delivered to public shareholders, and, (ii) after an Initial Public Offering, copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC or that the Company sends to its shareholders; and

          (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the US Agent, at the request of any Lender, may from time to time reasonably request.

Any financial statement, report or other document required to be delivered pursuant to clauses (b) or (c) of this

Section 5.02 shall be deemed to have been delivered when the Company notifies the US Agent that such financial statement, report or other document is available to the general public on the Security and Exchange Commission's internet website.

          SECTION 5.03. Notices. The Company shall, as promptly as practicable
                        -------
under the circumstances, notify the US Agent and each Lender:

          (a) of the occurrence of any Default or Event of Default; of any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect; and any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any Subsidiary and any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect;

          (b) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) in which the amount of damages (exclusive of amounts reserved for such litigation or proceeding or available from insurance) claimed is US$5,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which could reasonably be expected to be adversely determined and which, if so determined, could reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document;

          (c)  upon, but in no event later than 10 days after, becoming aware of
(i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing against the Company or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws which could reasonably be expected to be adversely determined and which, if so determined, could reasonably be expected to give rise to a potential liability of the Borrower and its Subsidiaries of US$3,000,000 in the aggregate in excess of amounts reserved for or reasonably available from insurance or third parties, (ii) all other Environmental Claims which could reasonably be expected to be adversely determined and which, if so determined, could reasonably be expected to give rise to a potential liability of the Borrower and its Subsidiaries of US$3,000,000 in the aggregate in excess of amounts reserved for or reasonably available from insurance or third parties, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws, except for any such restrictions which would not affect such Person's ability to continue its previous use of such property;

          (d) of any other litigation or proceeding affecting the Company or any Subsidiary (other than non-material Environmental Claims) which the Company would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

          (e) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the US Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

          (i) an ERISA Event that could reasonably be expected to create a material liability of the Company;

          (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

          (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

          (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

          (f) of any material change in accounting policies or financial reporting practices by the Company or any consolidated Subsidiary (other than as a result of changes to GAAP or the promulgation of new regulations by the Securities and Exchange Commission; provided that notice of any such change in
                                    -------- ----
accounting policies or financial reporting practices is provided concurrently with the next delivery of financial statements or reports required hereunder);

          (g)  of the creation of any new Subsidiary; and

          (h) any default by a Loan Party under an LTACH Lease that remains uncured and unwaived for a period of more than 7 days.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under paragraph (a) above shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

          SECTION 5.04. Preservation of Corporate Existence, Etc. Except as
                        -----------------------------------------
expressly permitted in Section 6.03, the Company shall, and shall cause each Subsidiary, other than any Subsidiary sold in compliance with Section 6.02, to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of organization;

          (b) preserve and maintain in full force and effect, except where the failure to do so would not result in a Material Adverse Effect, all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business (including, without limitation, the certifications for all of their LTACHs);

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

          SECTION 5.05. Maintenance of Property. The Company shall maintain and
                        -----------------------
preserve, and shall cause each Subsidiary to maintain and preserve, all its property which is used or useful in its business in good working order and condition, ordinary wear and tear and obsolescence excepted (it being understood that such requirement shall not apply to any Subsidiary or property that shall have been sold in compliance with Section 6.02). The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

          SECTION 5.06. Insurance. In addition to insurance requirements set
                        ---------
forth in the Security Documents, the Company shall maintain, and shall cause each of the Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be reduced by the Company in the absence of 30 days' prior notice to the US Agent. All casualty and key man insurance maintained by the Company shall name the applicable Collateral Agent as loss payee and all liability insurance shall name the applicable Collateral Agent as additional insured for the benefit of the Lenders, as their interests may appear. Insurance proceeds received by the Collateral Agents shall be held by it in escrow until the expiry of the 180 day period described in the following sentence (or such longer period of up to 270 days as the US Agent may agree to in advance of the expiry of such 180 day period). The applicable Collateral Agent shall promptly release from escrow to the Company or a Subsidiary, as applicable, any amounts received hereunder in the event such amounts are to be used to repair or replace any property which is the subject of an Event of Loss within 180 days thereof (or such longer period of up to 270 days as the US Agent may agree to in advance of the expiry of such 180 day period). Amounts remaining in such account at the end of 180 day period (or such longer period, as the case may be) shall be applied in accordance with Section 2.11(c). Upon request of the US Agent or any Lender, the Company shall furnish the US Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the US Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and the Subsidiaries in accordance with this Section or any Security Documents (and which, in the case of a certificate of a broker, was placed through such broker).

          SECTION 5.07. Payment of Obligations. The Company shall, and shall
                        ----------------------
cause each Subsidiary to, pay and discharge as the same shall become due and payable:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary and unless neither the Company nor any Subsidiary's title to and right to use its property is materially adversely affected by such non-payment;

          (b) all lawful claims (other than Permitted Liens) which, if unpaid, would by law become a Lien upon its property unless neither the Company nor any Subsidiary's title to and right to use its property is materially adversely affected by such non-payment; and

          (c) all Indebtedness as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

          SECTION 5.08. Compliance with Laws. The Company shall comply, and
                        --------------------
shall cause each Subsidiary to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except (i) such as may be contested in good faith or as to which a bona fide dispute may exist and (ii) where the failure to so comply would not have a Material Adverse Effect.

          SECTION 5.09. Compliance with ERISA. The Company shall, and shall
                        ---------------------
cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, unless and until any such Plan is terminated, and its liabilities discharged, in accordance with applicable law.

          SECTION 5.10. Inspection of Property and Books and Records. The
                        --------------------------------------------
Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Facility Agents or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when a Default exists either Facility Agent
                --------
or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

          SECTION 5.11. Environmental Laws. (a) The Company shall, and shall
                        ------------------
cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws except where any non-compliance could not reasonably be expected to have a Material Adverse Effect.

          (b) Upon the written request of the US Agent or any Lender, the Company shall submit and cause each of its Subsidiaries to submit, to the US Agent with sufficient copies for each Lender, at the Company's sole cost and expense, at reasonable intervals (not to exceed once per year), a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 5.03(c), that could, individually or in the aggregate, reasonably be expected to result in liability which would have a Material Adverse Effect.

          SECTION 5.12. Further Assurances. (a) The Company shall ensure that,
                        ------------------
to its knowledge, all written information, exhibits and reports furnished to the Facility Agents or the Lenders do not and will not, as of the date furnished or delivered, contain any untrue statement of a material fact and do not and will not, as of the date furnished or delivered, omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Facility Agents and the Lenders and correct any such material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

          (b) The Company will, and will cause each Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which either Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times, all at the expense of the Loan Parties. The Company also agrees to provide to the

Collateral Agents from time to time upon request evidence reasonably satisfactory to the Collateral Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents; provided that
                                                                   --------
the Company shall not be required to provide such evidence more than once in any calendar year as to each such Lien. The Company shall cause newly organized or acquired Subsidiary to provide the Agents with such additional instruments or documents, including, without limitation, opinions of counsel, certified resolutions, incumbency certificates, third party consents and other evidences of authority, with respect to such Subsidiary's ratification of, and assumption of all obligations of an obligor under, any Guarantee Agreement or Security Document, as any Agent shall reasonably request.

          SECTION 5.13. Acquisitions; Dispositions. Prior to consummating any
                        --------------------------
Acquisition or any sale of assets or stock for aggregate consideration (whether consisting of cash, securities, other property, assumption of Indebtedness or other obligations, or any combination thereof) having a value in excess of US$5,000,000, the Company shall have delivered to the US Agent the following:

          (a) At least 15 days' prior written notice from a Responsible Officer of the Company, stating the Company's intention to consummate such Acquisition or sale, together with a brief summary of the substantive terms thereof;

          (b) No later than five days after the consummation of such Acquisition or sale, a certified copy of the executed contract or agreement relating to such Acquisition or sale; and

          (c) An officer's certificate, executed by a Responsible Officer of the Company, dated the date of consummation of such Acquisition or sale, certifying that immediately before and after giving effect to such Acquisition or sale (A) no Default has occurred and is continuing or will exist after giving effect to the Acquisition or sale and (B) that the Company will be in compliance on a pro forma basis with each of the financial ratios specified in Section 6.15
     --- -----
as of the end of the fiscal quarter immediately preceding such Acquisition or sale and for the twelve-month period preceding such fiscal quarter end, together with a reasonably detailed worksheet setting forth the calculations of such ratios, which calculations shall be acceptable to the Lenders.

          SECTION 5.14. Fiscal Year. The Company's fiscal year end shall be
                        -----------
December 31 of each year.

          SECTION 5.15. Interest Rate Protection; Hedging Agreements. (a) As
                        --------------------------------------------
promptly as practicable, and in any event within 90 days after the Effective Date, the Company will enter into, and thereafter for a period of not less than four years will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the US Agent, the effect of which shall be to fix or limit the interest cost to the Company with respect to at least 50% of the Term Loans outstanding from time to time.

          (b) The Company and CBIL shall pay and perform all of its obligations under each Hedging Agreement entered into (i) prior to the date hereof with any counterparty that is a Lender (or an Affiliate thereof) on the date hereof or
(ii) on or after the date hereof with any counterparty that is a Lender (or Affiliate thereof) at the time such Hedging Agreement is entered into.

          SECTION 5.16. Real Estate Leases. The Company shall cause the lessee
                        ------------------
under each Real Estate Lease to be a Subsidiary Guarantor the voting Equity Interests in which have been duly and validly pledged pursuant to the Collateral and Guarantee Requirement.

          SECTION 5.17. Canadian Pension and Benefit Plans. (a) The Company and
                        ----------------------------------
CBIL shall cause each existing Canadian Pension Plan of any Loan Party to retain its registered status under, and shall ensure that such Canadian Pension Plan is administered in a timely manner in all respects in accordance with, the applicable pension plan text and funding agreement, the ITA and all other applicable laws.

          (b) The Company and CBIL shall cause each Loan Party that after the date hereof adopts a Canadian Pension Plan (i) in the case of a Canadian Pension Plan required to be registered under the ITA or any other applicable laws, to use its best efforts to seek and receive confirmation in writing from the applicable Governmental Authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws and (ii) to perform in a timely fashion in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor.

          (c) The Company and CBIL shall cause each Loan Party to deliver to the Agents (i), promptly after the filing thereof by any Loan Party with any applicable Governmental Authority, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan, (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Loan Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan, and (iii) notification within 30 days of any increases having a cost to such Loan Party in excess of C$300,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Loan Party was not previously contributing.

                                  ARTICLE VI

                              Negative Covenants
                              ------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan, each amount owed in respect of any B/A and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower severally covenants and agrees with the Lenders that, unless the Required Lenders shall otherwise agree in writing:

          SECTION 6.01. Limitation on Liens. The Company shall not, and shall
                        -------------------
not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

          (a) any Lien existing on property of the Company or any Subsidiary on the date hereof and set forth in Schedule 6.01 securing Indebtedness outstanding on such date;

          (b)  any Lien created under any Loan Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 5.07, provided that no notice of lien has been filed or recorded under the Code or other applicable legislation;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar

Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or to the extent that non-payment thereof is permitted by Section 5.07;

          (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and other similar legislation;

          (f)  Liens on the property of the Company or the Subsidiaries securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (g) Liens consisting of judgment or judicial attachment liens; provided that the enforcement of such Liens is effectively stayed and all such
--------
liens in the aggregate at any time outstanding for the Company and the Subsidiaries does not exceed US$5,000,000 plus any amount adequately covered by insurance as to which the insurance carrier has acknowledged coverage in writing;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and the Subsidiaries;

          (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens (A) existed at
                            --------
the time the respective corporations became Subsidiaries and were not created in anticipation thereof or (B) were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of such property; provided that the aggregate principal amount of all
                  --------
Indebtedness secured under this subsection shall not exceed US$5,000,000;

          (j) purchase money security interests on any property acquired or held by the Company or the Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such
                         --------
property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, together with Indebtedness permitted under subsection 6.05(e), US$5,000,000;

          (k) Liens securing obligations in respect of capital leases on assets subject to such leases; provided that such capital leases are otherwise
                        --------
permitted hereunder;

          (l) Liens arising solely by virtue of any statutory or common law provision relating to lender's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a
                        --------
dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

          (m)  Liens securing Indebtedness of a Subsidiary to the Company;

          (n) Liens on property owned by the Company or any Subsidiary constituting leasehold improvements to the extent such property is affixed to the related real estate in such a manner as to be subject to Liens on the real estate to which it is affixed;

          (o) provisions subordinating the interest of the Company or any Subsidiary, as a lessee, to an underlying lease or to a security interest in the leased property granted or to be granted by the lessor;

          (p) restrictions on the assignability of the lessee's interest in any lease where the Company or any Subsidiary is a lessee; and

          (q) any extension, renewal or replacement of any of the foregoing (subject to the limitations set forth above on the amounts of the Liens so replaced).

          SECTION 6.02. Disposition of Property. The Company shall not, and
                        -----------------------
shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a)  dispositions in the ordinary course of business;

          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are applied within 180 days to the purchase price of such replacement equipment;

          (c) dispositions of inventory and equipment by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements;

          (d)  dispositions which are made for fair market value; provided, that
                                                                  --------
(i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than 75% of the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and the Subsidiaries in any fiscal year shall not exceed US$5,000,000;

          (e) dispositions by the Company of the stock of any Subsidiary to any other Subsidiary; dispositions by any Subsidiary of the Company to the Company; and dispositions by a Subsidiary to another Subsidiary;

          (f) dispositions (exclusive of the disposition of the occupational health business of the PROH Subsidiaries) not in the ordinary course of business with an aggregate value not to exceed US$5,000,000 in any fiscal year; provided,
                                                                       --------
that the proceeds of such dispositions are (i) reinvested in equipment to be used in the business of the Company within 180 days of the receipt of such proceeds or (ii) applied to prepay Loans hereunder pursuant to Section 2.11;

          (g) dispositions by the Company and any Subsidiary, in each case without recourse, of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof (but not as part of a securitization program);

          (h) the sale of Equity Interests in the Company including any such sale or issuance by the Company of its capital stock or options to purchase its capital stock to directors, officers or employees of Company or any of its Subsidiaries;

          (i) the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Person owning such property, no longer economically practicable to maintain or useful in the conduct of the business of such Person; and

          (j)  transfers of assets permitted by Section 6.09.

          SECTION 6.03. Consolidations and Mergers. The Company shall not, and
                        --------------------------
shall not suffer or permit any Subsidiary to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of, any Person, except:

          (a)  any Subsidiary may merge with the Company, provided that the
                                                          --------
Company shall be the continuing or surviving corporation;

          (b) any US Subsidiary may merge with any one or more other US Subsidiaries and any Canadian Subsidiary may merge with any one or more other Canadian Subsidiaries;

          (c) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Subsidiary; and

          (d) any Subsidiary may merge with another Person in connection with a Permitted Acquisition or a permitted disposition under Section 6.02.

          SECTION 6.04. Loans and Investments. The Company shall not purchase or
                        ---------------------
acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any Equity Interest in, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

          (a) Investments held by the Company or a Subsidiary in the form of cash equivalents or short term marketable securities;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (c) Investments by the Company or a Subsidiary in any of its domestic Subsidiaries; existing Investments by the Company and the Subsidiaries in its Canadian Subsidiaries and additional Investments by the Company and the Subsidiaries in an aggregate amount not to exceed US$4,000,000 in any of the Canadian Subsidiaries (exclusive of any amounts prepaid in respect of the Canadian Term Loans pursuant to Section 2.11 and exclusive of amounts to be applied by CBIL to the repayment of the Canadian Term Loans); extensions of credit to the Company by any of the Subsidiaries or extensions of credit to any Subsidiary by another Subsidiary;

          (d)  any Investment which is a Permitted Acquisition;

          (e) loans to third party professional corporations or similar entities with which the Company or any Subsidiary has an exclusive management arrangement which are secured by all of the assets of such corporation or entity and all of the Company's rights under which loans have been pledged as Collateral, so long as the aggregate amount of all such Investments and outstanding loans does not exceed US$30,000,000 at any time;

          (f)  Investments in Joint Ventures permitted under Section 6.09;

          (g) Investments in connection with the repurchase of minority interests permitted under subsection 6.11(c);

          (h)  Investments outstanding on the date hereof and identified in
Schedule 6.04;

          (i) Investments that constitute Indebtedness permitted under Section 6.05;

          (j) pledges or deposits required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security or similar legislation;

          (k) pledges or deposits required in the ordinary course of business in connection with the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, contingent obligations on Surety Instruments, and any other non-delinquent obligations of a like nature;

          (l) advances, loans or extensions of credit to employees and directors not to exceed US$2,000,000 at any time outstanding;

          (m) advances, loans or extensions of credit in an aggregate amount not to exceed US$500,000 to suppliers in the ordinary course of business by the Company or any Subsidiary;

          (n) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

          (o) Investments for the creation of any Subsidiary (including any Canadian Subsidiary if permitted by clause (c) of this Section);

          (p) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with a disposition permitted by Section 6.02;

          (q) Investments consisting of commitments to the extent the obligation of the Company or a Subsidiary to perform its obligations thereunder is conditioned on the approval of the Required Lenders; and

          (r) Investments not otherwise described in this Section which do not exceed US$5,000,000 in the aggregate at any time outstanding, net of returns of capital, cash dividends and distributions received in respect thereof and net cash proceeds of sales thereof.

          SECTION 6.05. Limitation on Indebtedness. The Company shall not, and
                        --------------------------
shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a)  Indebtedness incurred pursuant to this Agreement;

          (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 6.08;

          (c) unsecured Indebtedness of the Company or any Subsidiary assumed or incurred to a seller in connection with an Acquisition or Investment consummated prior to the date hereof and set forth in Part A of Schedule 6.05, and other Indebtedness existing on the date hereof and set forth in Part B of
Schedule 6.05, and refinancings of such Indebtedness that do not increase the principal amount or shorten the maturity thereof;

          (d) the Senior Subordinated Notes, and any other Subordinated Indebtedness of the Company the proceeds of which are solely applied to repay the Senior Subordinated Notes; provided that the terms of any such other
                               --------
Subordinated Indebtedness (including maturity, amortization, redemption, repurchase or prepayment requirements, covenants and events of default and subordination provisions) shall (i) be in the aggregate not less favorable to the Company than those of the Senior Subordinated Notes, (ii) contain subordination provisions at least as favorable to the Lenders as those contained in the Senior Subordinated Notes and (iii) mature no earlier than, and require no amortization, redemption, repurchase or prepayment earlier than, the Senior Subordinated Notes;

          (e) Indebtedness secured by Liens permitted by paragraphs (i) and (j) of Section 6.01;

          (f) Indebtedness in an aggregate amount not to exceed US$10,000,000 incurred in connection with capital leases permitted under Section 6.10;

          (g)  Indebtedness permitted under paragraph (c) of Section 6.04;

          (h) Indebtedness from honoring a check, draft or similar instrument against insufficient funds;

          (i) other unsecured Indebtedness of the Company or any Subsidiary incurred to a seller in connection with (A) Permitted Acquisitions after the date hereof, (B) acquisitions by corporations which thereafter become Subsidiaries pursuant to Permitted Acquisitions after the date hereof or (C) acquisitions of interests in Joint Ventures permitted under Section 6.09 after the date hereof; provided that (i) the aggregate principal amount of all such
                 --------
Indebtedness outstanding at any time does not exceed US$20,000,000 and (ii) the terms of any such Indebtedness incurred after the date hereof are no less favorable to the

Lenders than the terms customarily provided by the Company to sellers prior to the date hereof;

          (j) unsecured Indebtedness on account of trade payables arising in the ordinary course of business;

          (k) unsecured Indebtedness not otherwise described in this Section of the Company or any Subsidiary in an aggregate amount that, together with Contingent Obligations (without duplication) permitted under Section 6.08(e), does not exceed US$5,000,000 at any time outstanding;

          (l) Indebtedness in respect of Hedging Agreements required to be entered into by Section 5.15 or otherwise entered into to hedge against risks to which the Company is exposed in the course of its business, but not for speculative purposes; and

          (m)  Indebtedness under the Designated Canadian Revolving Facilities.

          SECTION 6.06. Transactions with Affiliates. The Company shall not, and
                        ----------------------------
shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company (other than a Subsidiary Guarantor), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would exist in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

          SECTION 6.07. Use of Proceeds. The Borrowers shall not, and shall not
                        ---------------
suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to purchase or carry Margin Stock or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

          SECTION 6.08. Contingent Obligations. The Company shall not, and shall
                        -----------------------
not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b) Contingent Obligations of the Company and the Subsidiaries existing as of the date hereof and listed in Schedule 6.08;

          (c) Contingent Obligations with respect to Surety Instruments made in the ordinary course of business;

          (d) Contingent Obligations of the Company on behalf of its Subsidiaries; and

          (e) Contingent Obligations not otherwise described in this Section of the Company or any Subsidiary in an aggregate amount that, together with Indebtedness (without duplication) permitted under Section 6.05(k), does not exceed US$5,000,000 at any time outstanding.

          SECTION 6.09. Joint Ventures. The Company shall not, and shall not
                        --------------
suffer or permit any Subsidiary to, enter into any Joint Venture after the date hereof, other than (a) Joint Ventures that constitute Permitted Acquisitions and
(b) other Joint Ventures to the extent the sum of (i) the aggregate consideration paid by the Company and the Subsidiaries for the acquisition of interests in such Joint Ventures and (ii) the aggregate capital contributions made by the Company and the Subsidiaries to such Joint Ventures, in each case after the date hereof, shall not exceed US$5,000,000.

          SECTION 6.10. Lease Obligations. The Company shall not, and shall not
                        -----------------
suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

          (a) leases of the Company and of Subsidiaries in existence on the date hereof;

          (b) operating leases entered into by the Company or any Subsidiary after the date hereof in the ordinary course of business;

          (c) capital leases entered into by the Company or any Subsidiary after the date hereof to finance the acquisition of property or equipment; and

          (d) capital leases of corporations which become Subsidiaries after the date of this Agreement, provided that such capital leases existed at the
                            -------- ----
time the respective corporations became Subsidiaries and were not created in anticipation thereof.

          SECTION 6.11. Restricted Payments. (a) The Company shall not, and
                        -------------------
shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company or, with respect to clause (b), the Company or any Subsidiary, may:

          (a) declare and make dividend payments or other distributions payable solely in its common stock;

          (b) so long as no Default shall have occurred and be continuing or would result therefrom, declare and pay cash dividends on its Class A and Class B preferred stock at the rates provided in the Company's certificate of incorporation as in effect on the date hereof;

          (c) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares (i) with proceeds received from (A) the substantially concurrent issue of new shares of its common stock or
(B) its directors, officers or employees, (ii) so long as no Default is continuing or would arise as a result thereof, from officers, directors and employees in connection with the termination of their relationships with the Company and the Subsidiaries for consideration not exceeding US$2,500,000 in the aggregate, (iii) in connection with the exercise by the holder of any minority interest in a Subsidiary of its rights under a "put", repurchase or similar arrangement described (as to material terms) in Schedule 6.11, and (iv) so long as no Default is continuing or would arise as a result thereof, in connection with the exercise by the holder of any minority interest in a Subsidiary of its rights under a "put", "call", repurchase or similar arrangement not described in
Schedule 6.11 with the Company or a Subsidiary (exclusive of any "put", "call", repurchase or similar arrangement exercised upon an Initial Public Offering), in an aggregate amount not to exceed US$10,000,000 for all such exercises by all such holders;

          (d) permit any Subsidiary to declare and make dividend payments to the Company or minority interest holders or any Subsidiary to declare and make dividend payments to any other Subsidiary; and

          (e) permit any Joint Venture to declare and make dividend payments or distributions in accordance with the terms of its operating agreement.

          SECTION 6.12. ERISA. The Company shall not, and shall not suffer or
                        -----
permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of US$500,000 or (b) engage in a transaction that reasonably could be expected to be subject to Section 4069 or 4212(c) of ERISA.

          SECTION 6.13. Change in Business. The Company shall not, and shall not
                        ------------------
suffer or permit any domestic Subsidiary to, in each case except as contemplated in the definition of "Permitted Acquisition", engage in any line of business other than the operation or management of LTACHs and the Rehabilitation and Occupational Health Business and shall not permit any foreign Subsidiary to engage in any line of business other than the Rehabilitation and Occupational Health Business.

          SECTION 6.14. Accounting Changes. The Company shall not, and shall not
                        ------------------
suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or by rules promulgated by the Securities and Exchange Commission, if applicable, or change the fiscal year of the Company or of any Subsidiary.

          SECTION 6.15. Subordinated Indebtedness. The Company will not, and
                        -------------------------
will not permit any Subsidiary to, make or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of the principal of or interest on the Senior Subordinated Notes or any other Subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, cancellation or termination of the Senior Subordinated Notes or any other Subordinated Indebtedness, except (i) scheduled and other mandatory payments of interest and principal in respect thereof (other than any prepayments of the Senior Subordinated Notes Due 2009 with the proceeds of any offering or issuance of Equity Interests or Indebtedness), (ii) the prepayment of the Senior Subordinated Notes with the proceeds of other Subordinated Indebtedness permitted under Section 6.05(d) and (iii) after an Initial Public Offering, the prepayment of Senior Subordinated Notes with up to US$25,000,000 of the Net Proceeds from such Initial Public Offering, provided that (A) the Net
                                                       --------
Proceeds from such Initial Public Offering are applied first to prepay Loans and amounts owed in respect of outstanding B/As in accordance with Section 2.11 and
(B) the Leverage Ratio does not exceed 2.5 to 1.0 (calculated on a pro forma basis to give effect to the application of such Net Proceeds in accordance with Section
2.11 and to any prepayment of Senior Subordinated Notes); provided that, in any
                                                          -------- ----
case, no payment shall be made in respect of the Senior Subordinated Notes any other Subordinated Indebtedness that is prohibited by the subordination provisions applicable thereto.

          SECTION 6.16. Financial Covenants. The Company will not permit
                        -------------------

          (a) the Fixed Charge Coverage Ratio as of any fiscal quarter end occurring during any period set forth below to be less than the ratio set forth below opposite such period:


               Period                               Minimum Fixed
               ------                               -------------
                                                Charge Coverage Ratio
                                                ---------------------

The Effective Date through                             0.90 to 1.00
June 30, 2002

July 1, 2002 through                                   0.95 to 1.00
September 30, 2002

October 1, 2002 and                                    1.00 to 1.00
thereafter

          (b) the Interest Coverage Ratio as of any fiscal quarter end occurring during any period set forth below to be less than the ratio set forth below opposite such period:


               Period                           Minimum Interest Coverage Ratio
               ------                           -------------------------------

The Effective Date                                         2.00 to 1.00
through December 31,
2000

January 31, 2001                                           2.25 to 1.00
through June 30, 2001

July 1, 2001 through                                       2.75 to 1.00
December 31, 2001

January 1, 2002 through                                    3.25 to 1.00
June 30, 2002

July 1, 2002 through                                       3.50 to 1.00
December 31, 2002

January 1, 2003 and                                        3.50 to 1.00
thereafter

          (c) the Leverage Ratio as of any date during any period set forth below to be greater than the amount set forth below opposite such period:


           Period                            Maximum Leverage Ratio
           ------                            ----------------------


The Effective Date                                  3.75 to 1.00
through December 31, 2000

January 31, 2001 through                            3.50 to 1.00
June 30, 2001

July 1, 2001 through                                3.00 to 1.00
December 31, 2001

January 1, 2002 through                             2.75 to 1.00
June 30, 2002

July 1, 2002 through                                2.25 to 1.00
December 31, 2002

January 1, 2003 and                                 2.25 to 1.00
thereafter


          (d) Net Worth on any date to be less than (i) during the period from the Effective Date through December 31, 2000, US$151,800,000 and (ii) during any fiscal quarter thereafter, US$151,800,000, plus 50% of the consolidated net income of the Company and the Subsidiaries from January 1, 2001 through such date.

          (e) the aggregate amount of Consolidated Capital Expenditures (other than Consolidated Capital Expenditures constituting consideration for Permitted Acquisitions) of the Company and the Subsidiaries in any fiscal year of the Company to exceed US$35,000,000; provided that the amount of Consolidated
                                 -------- ----
Capital Expenditures permitted to be incurred pursuant to this clause (e) in any fiscal year shall be increased by an amount equal to 50% of the amount by which Consolidated Capital Expenditures permitted to be incurred during the immediately preceding fiscal year (without giving effect to this proviso) exceeded Consolidated Capital Expenditures actually incurred during such preceding fiscal year.

                                  ARTICLE VII

                               Events of Default
                               -----------------

          SECTION 7.01. Event of Default. Any of the following shall constitute
                        ----------------
an "Event of Default":

          (a)  Non-Payment. Either Borrower fails to make, (i) when and as
               -----------
required to be made hereunder, any payment of principal of any Loan, or any amount due in respect of any B/A, (ii) within one Business Day after the US Agent shall have advised such Borrower that any L/C Disbursement shall have been made, the reimbursement due in respect of such L/C Disbursement, or (iii) within five days after the same becomes due, any payment of any interest, fee or any other amount payable hereunder or under any other Loan Document; or

          (b)  Representation or Warranty. Any representation or warranty by the
               --------------------------
Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c)  Specific Defaults. The Company or any Subsidiary fails to perform
               -----------------
or observe any term, covenant or agreement contained in Section 5.03 or 5.04(a) (insofar as such section relates to a Borrower) or in Article VI; or

          (d)  Other Defaults. The Company or any Subsidiary fails to perform or
               --------------
observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the US Agent or any Lender; or

          (e)  Cross-Default. The Company or any Subsidiary (i) fails to make
               -------------
any payment in respect of any Indebtedness, Contingent Obligation, Hedging Agreement or Equity Interest (but only to the extent that such Equity Interest could be required, immediately or with the passage of time or the giving of notice or both, to be redeemed or repurchased by reason of such failure), having an aggregate principal or stated amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than US$2,500,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the expiration of any applicable grace period; or
(ii) fails to perform or observe any other condition or covenant and such failure continues after the expiration of any applicable grace period, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation or any such Hedging Agreement or Equity Interest referred to in clause (i), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or Equity Interest or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness or Equity Interest to be declared to be or to become due and payable, or to be required to be redeemed or repurchased, prior to its stated maturity, or such Hedging Agreement to be terminated, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded, except in the event the effect of such failure, event or condition shall have been waived; or

          (f)  Insolvency; Voluntary Proceedings. The Company, CBIL or any
               ---------------------------------
Significant Subsidiary ceases or fails to be Solvent; or the Company or any Significant Subsidiary (i) voluntarily ceases to conduct its business in the ordinary course; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

          (g)  Involuntary Proceedings. (i) Any involuntary Insolvency
               -----------------------
Proceeding is commenced or filed against the Company, CBIL or any Significant Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's, CBIL's or any Significant Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company, CBIL or any Significant Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-US law) is ordered in any Insolvency Proceeding; or (iii) the Company, CBIL or any Significant Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h)  ERISA. (i) An ERISA Event shall occur with respect to a Pension
               -----
Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of US$500,000; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds US$500,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of US$500,000; or

          (i)  Monetary Judgments. One or more non-interlocutory judgments, non-
               ------------------
interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by (A) independent third-party insurance as to which the insurer does not dispute coverage or (B) indemnity obligations from a third party with sufficient assets to make payment thereunder) as to any single or related series of transactions, incidents or conditions, of US$2,500,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

          (k)  Non-Monetary Judgments. Any non-monetary judgment, order or
               ----------------------
decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (l)  Change of Control. There occurs any Change of Control; or
               -----------------

          (m)  Loss of Licenses. Any Governmental Authority revokes or fails to
               ----------------
renew any license, permit or franchise of the Company or any Subsidiary (including, without limitation, any license or permit to operate a LTACH), or the Company or any Subsidiary for any reason loses any license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any license, permit or franchise (including, without limitation, any license or permit to operate a LTACH) and all appeal periods with respect to such revocation shall have expired except for any of the foregoing which could not reasonably be expected to have a Material Adverse Effect; or

          (n)  Guarantor Defaults. Either Guarantee Agreement is for any reason
               ------------------
partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any guarantor thereunder contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or

          (o)  Collateral. Any provision of any Collateral Document shall for
               ----------
any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary party thereto or the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder and the effect of the foregoing is a Material Adverse Effect; or any Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens and the effect of the foregoing is a Material Adverse Effect; or

          (p)  Business Activities. The Company shall engage in any business
               -------------------
activity other than holding the capital stock of its Subsidiaries and corporate and administrative activities in support of its Subsidiaries; or

          (q)  Negative Pledges. Any Controlling Shareholder shall fail to
               ----------------
observe any term, covenant or agreement in its Negative Pledge Agreement.

          SECTION 7.02. Remedies. If any Event of Default occurs, the US Agent
                        --------
shall, at the request of, or may, with the consent of, the Required Lenders, (a) declare the commitment of each Lender to make Loans or accept and purchase B/As and any obligation of the Issuing Banks to Issue Letters of Credit to be terminated, whereupon such commitments and obligations shall be terminated; (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) and an amount equal to the full face amount of all outstanding B/As to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers and, without limitation, upon receipt of such declarations, CBIL shall pay to the Canadian Agent the face amount of all outstanding B/As which amounts shall be held by the Canadian Agent in the Prepayment Account as collateral security for CBIL's Obligations with respect to such B/As; and (c) exercise or direct the Collateral Agents to exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law; provided, however, that upon
                                                    --------  -------
the occurrence of any event specified in subsection (f) or (g) of Section 7.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans or accept and purchase B/As and any obligation of the Issuing Banks to issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of any Agent, the Issuing Lender or any Lender.

                                 ARTICLE VIII

                                    Agents
                                    ------
          Each of the Lenders and the Issuing Banks hereby irrevocably appoints the US Agent, and each Canadian Term Lender hereby irrevocably appoints the Canadian Agent, as its agent and authorizes such Agent or Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent or Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The banks serving as the Agents hereunder shall have the same rights and powers in their capacity as Lenders as any other Lender and may exercise the same as though they were not the Agents, and such banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if they were not the Agents hereunder.

          The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Subsidiary that is communicated to or obtained by it in any capacity other than its capacity as Agent. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of their own gross negligence or wilful misconduct. The Agents shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to them by the Company or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to them.

          The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statements made to them orally or by telephone and believed by them to be made by the proper Persons, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

          The Agents may perform any of and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by them and selected with reasonable care. The Agents and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities in their capacities as Agents.

          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be (a) in the case of a successor to the US Agent, a bank with an office in New York, New York, or an Affiliate of any such bank, and (b) in the case of a successor to the Canadian Agent, a bank with an office in Toronto, Canada, or an Affiliate of any such bank. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

          Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          It is understood that the financial institutions named in the heading of this Agreement as Syndication Agent and Documentation Agent shall have no duties or responsibilities for the administration of this Agreement or the other Loan Documents.

                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

          SECTION 9.01. Notices. Except in the case of notices and other
                        -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Company, to it at 4716 Old Gettysburg Road, Mechanicsburg, Pennsylvania 17055, Attention of General Counsel (Telecopy No. 717-975-9981);

          (b) if to CBIL or any other Loan Party (other than the Company), to it in care of the Company;

          (c) if to the US Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Victor Quinones (Telecopy No. (212) 552-7500), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Stephen P. Rochford, Vice President (Telecopy No. (212) 270-5135);

          (d) if to the Canadian Agent, to The Chase Manhattan Bank of Canada, 100 King Street West, Suite 6900, Toronto M5X1A4, Canada, Attention of Christine Chan, Vice President (Telecopy No. (416) 216-4133);

          (e) if to The Chase Manhattan Bank, as Issuing Bank, to it at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Victor Quinones (Telecopy No. (212) 552-7500) and if to any other Issuing Bank, to it at its address (or telecopy number) set forth in a notice from such Issuing Bank to the parties hereto; and

          (f) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by any
                        -------------------
Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, acceptance and purchase of a B/A or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agents and Loan Parties that are party thereto, in each case with the consent of the Required Lenders; provided that no
                                                                --------
such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or the amount payable in respect of any B/A or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, or the required date of any payment with respect to any B/A or reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release the Company or any Subsidiary from its obligations under a Guarantee Agreement (except as expressly provided herein or in such Guarantee Agreement), or limit its liability under such Guarantee Agreement, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents without the written consent of each Lender, or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those due to Lenders holding Loans of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each Class adversely affected or not equally benefitted by such change; provided further that (A) no such agreement shall amend, modify or
             ----------------
otherwise affect the rights or duties of any Agent or any Issuing Bank without the prior written consent of such Agent or such Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the US Term Lenders or Canadian Term Lenders), the US Term Lenders (but not the Revolving Lenders or the Canadian Term

Lenders) or the Canadian Term Lenders (but not the Revolving Lenders or the US Term Lenders) may be effected by an agreement or agreements in writing entered into by the Borrowers and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Facility Agents (and, if their rights or obligations are affected thereby, the Issuing Banks) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers
                        ----------------------------------
shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for any Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made, the B/As accepted and purchased or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrowers shall indemnify the Agents, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless
                        ----------
from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions, (ii) any Loan, B/A or Letter of Credit or the use of the proceeds therefrom (including any refusal by the applicable Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company or any of its Subsidiaries, or any Environmental Claim related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to
--------
the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to any Agent or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent or such Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or
                               --------
indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or such Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and B/As and unused Commitments at the time.

          (d) To the extent permitted by applicable law, neither Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this
                        ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and other amounts at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an
--------
Affiliate of a Lender, each of the Company and the US Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Banks) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the US Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assignment Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the assignor and assignee party to each assignment shall execute and deliver to the US Agent an Assignment and Acceptance, together with a processing and recordation fee of US$3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the US Agent an Administrative Questionnaire; and provided further that any
                                                  -------- -------
consent of the Company otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The US Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and the Borrowers, the US Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the US Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of either Borrower, the US Agent or the Issuing Banks, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or
             -----------
obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under
                            --------
this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such
           --------
Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that adversely affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05. Survival. All covenants, agreements, representations and
                        --------
warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement
                        ----------------------------------------
may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agents and when the US Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. Severability. Any provision of this Agreement held to be
                        ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have
                        ---------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of either Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify, as promptly as practicable under the circumstances, the Borrowers and the Facility Agents after it exercises any right of setoff and application under this Section (it being agreed that the failure to provide such notice shall in no way affect any Lender's setoff rights).

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of
                        --------------------------------------------------
Process. (a) This Agreement shall be construed in accordance with and governed
-------
by the law of the State of New York.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against either Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES,
                        --------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO

ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of
                        --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Agents, each Issuing Bank
                        ---------------
and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company, (h) with the consent of the Company or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, "Information"
                                                                    -----------
means all information relating to the Borrowers or their business, other than any such information that was available to any Agent, Issuing Bank or Lender on a nonconfidential basis prior to its disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13. Interest Rate Limitation. Notwithstanding anything
                        ------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the
                                                     -------
maximum lawful rate (the "Maximum Rate") which may be contracted for, charged,
                          ------------
taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. Releases of Guarantors and Collateral. Notwithstanding
                        -------------------------------------
any contrary provision herein or in any other Loan Document, if the Company shall request the release under a Guarantee Agreement or Security Document of any Subsidiary Guarantor or any Collateral permitted to be sold under the terms of the Loan Documents and shall deliver to the applicable Collateral Agent a certificate to the effect that such sale and the application of the proceeds thereof will comply with the terms of this Agreement, the applicable Collateral Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary Guarantor or such Collateral.

          SECTION 9.15. Liability of CBIL. Notwithstanding any provision to the
                        -----------------
contrary herein, including without limitation those contained in Article III,
Article VI and Section 9.03, CBIL's liability hereunder shall in no event exceed an amount equal to the sum of (i) the aggregate principal amount of outstanding Canadian Term Loans plus (ii) the aggregate face amount of outstanding B/As plus
                    ----                                                    ----
(iii) the aggregate amount of interest, fees and other amounts due in respect of the foregoing and expense reimbursements and indemnities related directly to the foregoing.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              SELECT MEDICAL CORPORATION,

                                  by /s/ Michael E. Tarvin
                                    __________________________
                                     Name:
                                     Title:

                              CANADIAN BACK INSTITUTE
                              LIMITED,

                                  by /s/ Kenneth Moore
                                    _________________________
                                     Name:
                                     Title:

                              THE CHASE MANHATTAN BANK,
                              individually and as US Agent,
                              Issuing Bank and US Collateral
                              Agent,

                                  by /s/ Stephen P. Rochford
                                    _________________________
                                     Name:
                                     Title:

                              THE CHASE MANHATTAN BANK OF
                              CANADA, individually and as
                              Canadian Agent and Canadian
                              Collateral Agent,

                                  by /s/ Christine Chan /s/ Drew McDonald
                                    ______________________________________
                                     Name:
                                     Title: